CREDIT AGREEMENT





                                      among


                             LILLY INDUSTRIES, INC.

                             an Indiana corporation


                          the Lenders Signatory Hereto


                                       and


                            NBD BANK, N.A., as Agent





                          Dated as of October 24, 1997

                                TABLE OF CONTENTS

                                                                            Page

PREAMBLE.......................................................................1
RECITALS.......................................................................1


SECTION 1       Definitions....................................................1
        1.1.    Defined Terms..................................................1
        1.2.    Rules of Construction.........................................16
        1.3.    Accounting Terms..............................................16

SECTION 2       Credit........................................................16
        2.1.    Commitments...................................................16
                2.1.1.            Revolving Loans.............................16
                2.1.2.            Cash Management Line........................17
                2.1.3.            Ratable Loans/Mandatory Funding.............17
        2.2.    Interest......................................................18
                2.2.1.            Revolving Loans.............................18
                2.2.2.            Cash Management Line........................18
                2.2.3.            General/Default Rate........................18
        2.3.    Payments of Principal and Interest............................18
                2.3.1.            Revolving Loans.............................18
                2.3.2.            Cash Management Line........................19
                2.3.3.            Optional Prepayment.........................19
                2.3.4.            Taxes.......................................20
                2.3.5.            Method of Payment...........................21
                2.3.6.            Business Day................................21
        2.4.    Method of Advance.............................................21
                2.4.1.            Revolving Loans.............................21
                2.4.2.            Cash Management Line........................22
                2.4.3.            General.....................................22
        2.5.    Procedures for Electing the Fixed Rate Option.................23
        2.6.    Fees..........................................................24
                2.6.1.            Commitment Fee..............................24
                2.6.2             Initial Facility Fees.......................24
                2.6.3.            Agent Fees..................................24
                2.6.4             Letter of Credit Fees.......................24
                2.6.5.            General.....................................24
        2.7.    Reductions in Revolving Loan Commitment.......................24
        2.8.    Non-Receipt of Funds by the Agent.............................25
                2.8.1.            From the Lenders............................25
                2.8.2.            From Borrower...............................25

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        2.9.    Issuance of Letters of Credit.................................25
        2.10.   Letters of Credit Participation...............................27
        2.11.   Compensation for Letters of Credit............................28
                2.11.1.           Letter of Credit Facility Fee...............28
                2.11.2.           Letter of Credit Fronting Fees..............28
        2.12.   Reimbursement of Letters of Credit............................28
        2.13.   Lending Installations.........................................29
        2.14.   Notification of Advances, Interest Rates, Prepayments and
                Commitment Reductions.........................................29
        2.15.   Use of Proceeds...............................................30

SECTION 3       Change in Circumstances.......................................30
        3.1.    Yield Protection..............................................30
        3.2.    Changes in Capital Adequacy Regulations.......................31
        3.3.    Availability of Types of Advances.............................31
        3.4.    Funding Indemnification.......................................31
        3.5.    Lender Statements; Survival of Indemnity......................32

SECTION 4       Representations and Warranties................................32
        4.1.    Due Organization..............................................32
        4.2.    Due Qualification.............................................33
        4.3.    Corporate Power...............................................33
        4.4.    Corporate Authority...........................................33
        4.5.    Financial Statements..........................................33
        4.6.    No Material Adverse Change....................................33
        4.7.    Subsidiaries..................................................33
        4.8.    Binding Obligations...........................................33
        4.9.    Marketable Title..............................................34
        4.10.   Indebtedness..................................................34
        4.11.   Default.......................................................34
        4.12.   Tax Returns...................................................34
        4.13.   Litigation....................................................34
        4.14.   ERISA.........................................................34
        4.15.   Full Disclosure...............................................35
        4.16.   Contingent Obligations........................................35
        4.17.   Licenses......................................................35
        4.18.   Compliance with Law...........................................35
        4.19.   Force Majeure.................................................35
        4.20.   Margin Stock..................................................35
        4.21.   Approvals.....................................................35
        4.22.   Insolvency; Financial Condition...............................35
        4.23.   Regulation....................................................36

        4.24.   Environmental Matters.........................................36
        4.25.   General.......................................................38

SECTION 5       Covenants.....................................................38
        5.1.    Affirmative Covenants.........................................38
                5.1.1.            Financial Reporting.........................38
                5.1.2.            Good Standing...............................39
                5.1.3.            Taxes, Etc..................................40
                5.1.4.            Maintain Properties.........................40
                5.1.5.            Insurance...................................40
                5.1.6.            Books and Records...........................40
                5.1.7.            Reports.....................................40
                5.1.8.            Licenses....................................41
                5.1.9.            Conduct of Business.........................41
                5.1.10.           Compliance with Laws........................41
                5.1.11.           Trade Accounts..............................41
                5.1.12.           Use of Proceeds.............................41
                5.1.13.           Loan Payments...............................41
                5.1.14.           Environmental Covenant......................41
                5.1.15.           Change Name and Place of Business...........42
                5.1.16.           Adjusted Consolidated Net Worth.............42
                5.1.17.           Leverage Ratio..............................42
                5.1.18.           Fixed Charge Coverage Ratio.................42
        5.2.    Negative Covenants............................................42
                5.2.1.            Dispose of Property.........................42
                5.2.2.            Liens and Encumbrances......................43
                5.2.3.            Indebtedness................................43
                5.2.4.            Investments and Acquisitions................43
                5.2.5.            Contingent Obligations......................45
                5.2.6.            Mergers and Consolidations..................45
                5.2.7.            New Subsidiaries............................45
                5.2.8.            Accounting Policies.........................45
                5.2.9.            Change of Business..........................45
                5.2.10.           Benefit Plans...............................45
                5.2.11.           Affiliates..................................45
                5.2.12.           Sale and Leaseback..........................45
                5.2.13.           Operating Leases; Rentals...................45
                5.2.14.           Dividends, Etc..............................45
                5.2.15.           Restrictive Agreements......................46

SECTION 6       Conditions Precedent to Loans.................................46
        6.1.    Conditions to Initial Advance.................................46

                6.1.1.            Secretary's Certificates....................46
                6.1.2.            Insurance...................................47
                6.1.3.            Loan Documents..............................47
                6.1.4.            Opinion of Counsel..........................47
                6.1.5.            UCC Searches................................47
                6.1.6.            Litigation..................................47
                6.1.7.            Solvency Certificate........................47
                6.1.8.            Environmental Matters.......................47
                6.1.9.            Existing Facilities.........................47
                6.1.10.           Legal.......................................48
                6.1.11.           Regulations.................................48
                6.1.12.           No Default; No Material Adverse Change......48
                6.1.13.           Commitment Fees and Expenses................48
                6.1.14.           Senior Notes................................48
                6.1.15.           Money Transfer Instructions.................48
                6.1.16.           Additional Documentation....................48
        6.2.    Conditions to Subsequent Advances.............................48
                6.2.1.            No Default..................................48
                6.2.2.            Representations and Warranties..............49
                6.2.3.            Legal Matters...............................49
                6.2.4.            Expenses....................................49
        6.3.    General.......................................................49

SECTION 7       Default.......................................................49

SECTION 8       Remedy........................................................51
        8.1.    Acceleration..................................................51
        8.2.    Deposit to Secure Reimbursement Obligations...................52
        8.3.    Subrogation...................................................52
        8.4.    Preservation of Rights........................................52

SECTION 9       The Agent.....................................................52
        9.1.    Appointment...................................................52
        9.2.    Powers........................................................53
        9.3.    Exculpatory Provisions........................................53
        9.4.    Reliance by Agent.............................................53
        9.5.    Non-Reliance on Agent and Other Lenders.......................53
        9.6.    Employment of Agents and Counsel..............................54
        9.7.    Reliance on Documents; Counsel................................54
        9.8.    Defaults; Notices.............................................54
        9.9.    Rights as Lender..............................................54
        9.10.   Agent's Indemnification and Reimbursement.....................55

        9.11.   Successor Agent...............................................55

SECTION 10                        Benefit of Agreement; Assignments;
                                   Participations.............................56
        10.1.   Successors and Assigns........................................56
        10.2.   Participations................................................56
                10.2.1.           Permitted Participations; Effect............56
                10.2.2.           Voting Rights...............................56
                10.2.3.           Benefit of Setoff...........................57
        10.3.   Assignments...................................................57
                10.3.1.           Permitted Assignments.......................57
                10.3.2.           Effect; Effective Date......................57
        10.4.   Registered Notes..............................................58
        10.5.   Dissemination of Information..................................58
        10.6.   Tax Treatment.................................................59

SECTION 11                        General Provisions..........................59
        11.1.   Waivers and Amendments........................................59
        11.2.   Set-off by Lenders............................................59
        11.3.   Survival......................................................60
        11.4.   Governmental Regulation.......................................60
        11.5.   Taxes.........................................................60
        11.6.   Choice of Law.................................................60
        11.7.   Headings......................................................60
        11.8.   Entire Agreement..............................................60
        11.9.   Expenses......................................................60
        11.10.  Indemnification...............................................61
        11.11.  Confidentiality...............................................61
        11.12.  Notice........................................................61
        11.13.  Counterparts..................................................62
        11.14.  Incorporation by  Reference...................................62
        11.15.  No Joint Venture..............................................62
        11.16.  Severability..................................................62
        11.17.  Waiver of Set-off by Borrower.................................62
        11.18.  Lenders Not Controlling Borrower..............................62
        11.19.  Foreign Lender Withholding Tax................................62
        11.20.  Replacement of Lenders........................................63
        11.21   Relationship of Parties.......................................63
        11.22.  Several Obligations; Benefits of this Agreement...............64
        11.23. Agreement Effective............................................64

SECTION 12                        Ratable Payments............................64

SECTION 13                        Waiver of Jury Trial........................64

SCHEDULES

Schedule 1       -  Lenders
Schedule 4.7     -  Subsidiaries
Schedule 4.10
     and 5.2.3   -  Indebtedness
Schedule 4.13    -  Litigation
Schedule 4.16
     and 5.2.5   -  Contingent Obligations
Schedule 5.2.2   -  Permitted Liens


EXHIBITS

Exhibit A      -    Form of Revolving Credit Note
Exhibit A-1    -    Form of Registered Note
Exhibit B      -    Form of Credit Note
Exhibit C      -    Compliance Certificate
Exhibit D      -    Money Transfer Instructions
Exhibit E      -    Assignment Agreement

                              CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of the 24th day of October, 1997, is among LILLY INDUSTRIES, INC., an Indiana corporation (the "Borrower"), the Lenders party hereto from time to time as listed on Schedule 1 hereto, NBD BANK, N.A., a national banking association, as agent for the Lenders hereunder (in such capacity, the "Agent"). The parties agree as follows:


                                    SECTION 1

                                   Definitions

         1.1.     Defined Terms.  As used herein:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as a result of the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors
(other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Adjusted Consolidated Net Worth" means Borrower's Consolidated Net Worth, excluding from such calculation any non-cash foreign currency translation adjustment as reflected from time to time on the consolidated balance sheet of Borrower and its Subsidiaries.

         "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to Borrower of the same.

         "Affiliate" means, as to any Person, any other Person (a) directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with, such Person, and (b) that directly or indirectly owns more than Ten Percent (10%) of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means NBD Bank, N.A., in its capacity as agent for the Lenders hereunder, and any successor Agent appointed pursuant to this Agreement.

         "Agreement" means this First Amended and Restated Credit Agreement, as amended or modified and in effect from time to time.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the greater of (a) the Prime Rate for such day, or (b) the sum of the Federal Funds Effective Rate for such day plus One-Half Percent (1/2%).

         "ABR Advance" mean an advance which bears interest at the Alternate Base Rate.

         "ABR Loan" means a Loan which  bears  interest  at the  Alternate  Base
Rate.

         "Applicable Commitment Fee" means the fee payable to the Agent for the pro rata benefit of the Lenders, which fee shall be based on the Leverage Ratio in accordance with the table set forth below. The Leverage Ratio shall be determined by the Agent (which determination if made in good faith shall be conclusive absent manifest error) based on the audited and unaudited Financial Statements delivered by Borrower pursuant to Sections 5.1.1 (a) and (b). The adjustment, if any, to the Applicable Commitment Fee shall be effective beginning on the fifth Business Day after the delivery of such Financial Statements. In the event that Borrower shall at any time fail to furnish to the Agent in timely fashion the Financial Statements required to be delivered pursuant to Sections 5.1.1(a) or (b), together with the Compliance Certificate to be delivered with respect thereto, the Applicable Commitment Fee for Level 1 shall apply until such time as such Financial Statements and Compliance Certificate are so delivered.

                        Leverage Ratio       Applicable Commitment Fee

                           Greater than          But less than
                                                 or equal to

         Level 1           3.0                   ---                   0.25%
         Level 2           2.5                   3.0                   0.25%
         Level 3           2.0                   2.5                   0.20%
         Level 4           1.5                   2.0                   0.175%
         Level 5           ---                   1.5                   0.15%

         "Applicable Margin" means the incremental margin to be paid by Borrower on Loans hereunder, which margin shall be based on the Leverage Ratio in accordance with the table set forth below. The Leverage Ratio shall be determined by the Agent (which determination if made in good faith shall be conclusive absent manifest error) based on the audited and unaudited Financial Statements delivered by Borrower pursuant to Sections 5.1.1 (a) and (b). The adjustment, if any, to the Applicable Margin shall be effective beginning on the fifth Business Day after the delivery of such Financial Statements. In the event that Borrower shall at any time fail to furnish to the Agent in timely fashion the Financial Statements required to be delivered pursuant to Sections 5.1.1(a) or (b), together with the Compliance Certificate to be delivered with respect thereto, the Applicable Margin for Level 1 shall apply until such time as such Financial Statements and Compliance Certificate are so delivered.

                                    Leverage Ratio            Applicable Margin

                                            But less than
                           Greater than     or equal to              ABR Loans                  Eurodollar
                                                                                                  Loans

         Level 1                  3.0           ---                    0%                        1.00%
         Level 2                  2.5           3.0                    0%                        0.75%
         Level 3                  2.0           2.5                    0%                        0.625%
         Level 4                  1.5           2.0                    0%                        0.50%
         Level 5                  ---           1.5                    0%                        0.40%

         "Authorized Officer" means the President, Vice President and Chief Financial Officer, Corporate Accounting Director, and Corporate Finance Director or such other officer of Borrower imbued with authority, as evidenced by certified resolutions of Borrower's Board of Directors, to perform as an Authorized Officer under this Agreement.

         "Benefitted Lender " shall have the meaning ascribed thereto in Section 12.3.

         "Borrower" shall have the meaning ascribed in the preamble to this Agreement.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of an Eurodollar Loan, a day (other than a Saturday or Sunday) on which banks generally are open in Indianapolis, New York and Chicago for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Indianapolis for the conduct of substantially all of their commercial lending activities.

         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a Consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Capitalized Lease" means any lease of Property which would be capitalized on a balance sheet of a Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" means the aggregate amount of the obligations of a Person under Capitalized Leases which would be shown as liabilities on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Management Line" means the unsecured cash management line of credit in the maximum principal amount of Fifteen Million Dollars ($15,000,000) provided by NBD to Borrower, governed by this Agreement, including any renewal or extension thereof.

         "Cash Management Line Advance" means Advances under the Cash Management Line.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List under CERCLA.

         "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of thirty-three and one-third percent (33- 1/3%) or more of the outstanding shares of Class A common stock of Borrower, or (b) the occurrence during any period of twelve (12) consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of Borrower.

         "Changes " shall have the meaning ascribed thereto in Section 2.14.

         "Closing Date" means the date of the initial Advance hereunder.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, such Lender's Revolving Loan Commitment and such other commitments that may be provided in this Agreement or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 10, as such amount may be modified from time to time pursuant to the terms hereof.

         "Compliance Certificate" means a Compliance Certificate, in the form of Exhibit C hereto, duly completed, executed and delivered by the chief executive officer or chief financial officer of Borrower from time to time pursuant to
Section 5.1.1 reflecting and certifying the calculations necessary to determine compliance with this Agreement and further certifying that there exists no Default or Unmatured Default under the Loan Documents, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         "Consolidated"  means a calculation or a determination for a Person and
its  Subsidiaries  made  in  accordance  with  GAAP,   including  principles  of
consolidation.

         "Consolidated Net Worth" means the excess of Borrower's Consolidated Total Assets over Borrower's Consolidated Total Liabilities, each determined in accordance with GAAP and as shown on the Financial Statements.

         "Consolidated Total Assets" means the total assets of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and as shown on the Financial Statements.

         "Consolidated   Total  Liabilities"  means  the  total  liabilities  of
Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and as shown on the Financial Statements.

         "Consolidated Subsidiary" means any Subsidiary of Borrower which would be consolidated on Borrower's Consolidated balance sheet in accordance with GAAP.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract; provided, however, notwithstanding the above, that the following shall not constitute a Contingent Obligation of Borrower or any of its Subsidiaries: (a) any guarantee, comfort letter or similar accommodation provided by Borrower or any of its Subsidiaries to or for the benefit of Borrower or any of its Consolidated Subsidiaries, (b) any indemnification obligations of Borrower or any of its Subsidiaries in respect of the officers, directors or employees of Borrower or such Subsidiaries, (c) any contractual indemnification for breaches of obligations of Borrower or any of its Subsidiaries created pursuant to documents executed in connection with any acquisition or merger transaction, and (d) any contractual indemnification for breaches of obligations of Borrower or any of its Subsidiaries pursuant to contracts or agreements entered into in the ordinary course of business to which Borrower or any of its Subsidiaries are a party.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Credit Note" means the Credit Note (Cash Management Line) in substantially the form of Exhibit B hereto, duly executed by Borrower to NBD to evidence Advances under the Cash Management Line, including any amendment, modification, renewal, extension or replacement thereof.

         "Default" means an event described in Section 7.

         "Dollars" and/or "$" means lawful money of the United States of America.

         "EBITDA" means, with respect to Borrower and its Subsidiaries determined on a Consolidated basis, the sum of (a) Net Income, plus (b) to the extent deducted in determining Net Income, income taxes paid or accrued, minus
(c) extraordinary gains, plus (d) extraordinary losses, plus (e) interest expense, minus (f) interest income, plus (g) to the extent deducted in determining Net Income, depreciation, amortization and other non-cash charges; in each instance determined for the trailing four (4) quarter period ending on the date of determination.

         "Effective Date" means the date all of the conditions precedent set forth in Section 6.1 have been fulfilled to the satisfaction of the Agent or otherwise waived in writing by the Lenders.

         "Eligible Assignee" means a commercial bank, financial institution or other "accredited investor," as defined in Regulation D of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Environmental Laws" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any Governmental Authority concerning the protection of, or regulation of the discharge of substances into, the environment or concerning the health or safety of persons with respect to environmental hazards, and includes, without limitation, the Hazardous Materials Transportation Act, 42 U.S.C. ss.1801 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss.9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. ss.ss.6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss.1251 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. ss.ss.7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss.2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.7401 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss.651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss.11001 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. ss.ss.4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss.300(f) et seq., and any similar or implementing state law, and all amendments, rules, and regulations promulgated thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "ERISA Affiliate" means a Person which, together with another Person, would be treated as a single employer under ERISA.

         "Eurodollar Advance" means an Advance which bears interest by reference to the Eurodollar Rate.

         "Eurodollar Base Rate" means, for the relevant Eurodollar Interest Period, the applicable London interbank offered rate for deposits in U.S.
dollars appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, and having a maturity approximately equal to such Eurodollar Interest Period. If no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the Eurodollar Base Rate shall be equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Agent from Telerate Page 3750. If Telerate Page 3750 is not available, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period shall be the rate determined by the Agent to be the arithmetic average of the rates reported to the Agent by each Reference Lender as the rate at which each Reference Lender offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of such Reference Lender's relevant Eurodollar Loan and having a maturity approximately equal to such Eurodollar Interest Period. If any Reference Lender fails to provide such quotation to the Agent, then the Agent shall determine the Eurodollar Base Rate on the basis of the quotations of the remaining Reference Lender(s).

         "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

         "Eurodollar Loan" means a Loan which bears interest by reference to the Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period.

         "Facilities" means the Revolving Loans, the Cash Management Line, the Letters of Credit, and any other credit facility provided by the Lenders from time to time pursuant to this Agreement.

         "Facility Termination Date" means October 24, 2002.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the Fed Effective rate appearing on Telerate Page 15 for such day. If Telerate Page 15 is not available, the applicable Federal Funds Effective Rate shall be the rate per annum equal to the consensus (or if no consensus exists, the arithmetic average) of the rates at which reserves are offered by first-class banks to other first-class banks (at approximately 10:00 a.m. Chicago time) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, received by the Agent from three Federal funds brokers of recognized standing selected by the Agent it its sole discretion; such interest rate to be rounded up, if necessary, to the nearest whole multiple of One One-Hundredth of One Percent (1/100th of 1%).

         "Fee Letter" means that certain letter agreement issued by the Agent, and First Chicago Capital Markets, Inc. dated September 30, 1997, accepted by Borrower on October 3, 1997.

         "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, (b) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, or
(c) to the extent not otherwise included in the foregoing, any Rate Hedging Agreement.

         "Financial Statements" means, as the context may require, (a) the Consolidated balance sheet of Borrower and its Subsidiaries as of May 31, 1997, and their Consolidated statements of income and cash flows for the period then ended, and/or (b) the similar Consolidated (and consolidating) Financial Statements for Borrower and its Subsidiaries furnished from time to time pursuant to Section 5.1.1; in all cases, together with any accompanying notes to such Financial Statements, and any other documents or data furnished in connection therewith.

         "Fixed Charge Coverage Ratio" means, with respect to Borrower and its Subsidiaries determined on a Consolidated basis, the ratio of (a)(i) EBITDA minus (ii) Capital Expenditures, to (b) the sum of (i) interest expense, plus
(ii) scheduled principal payments in respect of Indebtedness paid in such period, plus (iii) taxes paid, plus (iv) Rentals, plus (v) dividends paid in such period, all as determined on the last day of each fiscal quarter of Borrower by reference to the Financial Statements; in each instance determined for the trailing four (4) quarter period ending on the date of determination.

         "Fixed Rate Option" means the option of Borrower to have the interest on any Advance determined by reference to the Eurodollar Rate.

         "Fixed Rate Option Notice" shall have the meaning  ascribed  thereto in
Section 2.5(b).

         "Foreign Subsidiaries" means all Subsidiaries of Borrower which are organized or incorporated outside the United States of America including any United States territories or possessions.

         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time as promulgated by the Financial Standards Accounting Board and recognized and interpreted by the American Institute of Certified Public Accountants.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, including, without limiting the generality of the foregoing, any agency, body, commission, court or department thereof, whether federal, state, local or foreign.

         "Hazardous Materials" means (a) any "hazardous substance," as defined by CERCLA, (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum product, or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) reimbursement or other obligations in connection with letters of credit, (h) obligations in connection with Sale and Leaseback Transactions, (i) any Net Mark-To-Market Exposure of Rate Hedging Agreements or other Financial Contracts, and (j) any other transaction which is the functional equivalent of, or takes the place of borrowing, but which would not constitute a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Lenders" means the financial institution listed on Schedule 1 of this Agreement, and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, Subsidiary or Affiliate of such Lender or the Agent.

         "Letter of Credit Application" or "Application" means an Application for Standby Letter of Credit, in the form prescribed by NBD, duly executed by Borrower in favor of NBD, from time to time, to govern a Letter of Credit issued pursuant to this Agreement, as any such Application may be amended from time to time.

         "Letters of Credit" means standby letters of credit now or hereafter issued by NBD from time to time at the request of, and for the account of, Borrower issued pursuant to this Agreement.

         "Leverage Ratio" means, with respect to Borrower and its Subsidiaries determined on a Consolidated basis, the ratio of (a) total Indebtedness
(exclusive of any Net Mark-to-Market Exposure of Rate Hedging Agreements or other Financial Contracts), to (b) EBITDA, all as determined on the last day of each fiscal quarter of Borrower by reference to the Financial Statements.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment for the purpose of security, deposit arrangement for the purpose of security, encumbrance or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan Documents" means, this Agreement, the Notes, any Letter of Credit Applications, and any other documents or instruments now or hereafter executed and delivered by or on behalf of Borrower to any Lender or the Agent in order to evidence, govern or secure the Obligations.

         "Loan" means with respect to a Lender, such Lender's loan made pursuant to Section 2 ( or any conversion or continuation thereof).

         "Mandatory Funding" shall have the meaning ascribed thereto in Section 2.1.3.

         "Material Adverse Effect" means any event, circumstance or condition that could reasonably be expected to have a material adverse effect on (a) the business, operations, financial condition, Properties or prospects of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower to perform Obligations, (c) the validity or enforceability of any of the Loan Documents, or any material provision thereof or any transaction contemplated thereby, or (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents.

         "Multi-employer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NBD" means NBD Bank, N.A., a national banking association, having its principal offices in Indianapolis, Indiana, in its individual capacity, and its successors.

         "Net Income" means, for any period, the net income of Borrower and its Consolidated Subsidiaries after deductions for income taxes, determined on a Consolidated basis in accordance with GAAP and as shown on the Financial Statements.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements, where "unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming the Rate Hedging Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date).

         "Non U.S. Lender" means any Lender (including each Purchaser) that is not (a) a citizen or resident of the United States of America, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States of America or any state thereof, or (c) any estate or trust that is subject to United States Federal Income taxation regardless of the source of its income.

         "Notes" means, collectively, the Revolving Credit Notes and the Credit Note.

         "Notice of  Assignment"  shall  have the  meaning  ascribed  in Section
10.3.2.

         "Obligations" means all of the unpaid principal amount of, and accrued interest on, the Notes, actual and contingent reimbursement obligations under Letters of Credit, the Commitment Fees, Agent fees, Letter of Credit fees, obligations of Borrower to a Lender or an Affiliate of a Lender or the Agent in respect of any Rate Hedging Obligations with respect to Rate Hedging Agreements entered into with a Lender or the Agent at a time such Lender or such Agent was a party to this Agreement, notwithstanding such Lender or Agent later ceases to be a party to this Agreement, all other obligations, indemnities, reimbursements and liabilities of Borrower to the Lenders or to any Lender or to the Agent or any indemnified party hereunder in connection with the Facilities of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, or otherwise arising under the Loan Documents whether or not contemplated by Borrower or the Lenders as of the date hereof, including, without limitation, all reasonable costs of collection and enforcement of any and all thereof, including reasonable attorneys' fees.

         "Offering Letter" means that certain letter issued by First Chicago Capital Markets, Inc. to the Lenders dated September 19, 1997, and acknowledged by Borrower on October 10, 1997.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Participants"  shall  have the  meaning  ascribed  thereto  in Section
10.2.1.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to ERISA, or any successor thereto.

         "Permissible Increment" means (a) with respect to Revolving Loan Advances, a minimum principal amount of Five Million Dollars ($5,000,000) and minimum increments of One Million Dollars ($1,000,000) above Five Million Dollars ($5,000,000), and (b) with respect to Cash Management Line Advances, a minimum principal amount of One Hundred Thousand Dollars ($100,000) and minimum increments of Ten Thousand Dollars ($10,000) above One Hundred Thousand Dollars ($100,000).

         "Permitted Liens" shall have the meaning ascribed thereto in Section 5.2.2.

         "Person" means any natural person, corporation, firm, joint venture, general or limited partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower or any member of the Controlled Group may have any liability.

         "Plan Assets" shall have the meaning ascribed in ERISA.

         "Prime Rate" means the variable per annum rate of interest established and quoted by NBD from time to time as its "prime rate," as adjusted on the effective date of each change in such established and quoted rate; provided that such prime rate shall not necessarily be representative of the rate of interest actually charged by NBD on any loan or class of loans.

         "Property" of a Person means any and all Property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, as to any Lender, when used with reference to an aggregate or total amount, an amount equal to the product of (a) such aggregate or total amount, multiplied by (b) a fraction, the numerator of which shall be the sum of such Lender's Revolving Loan Commitment (or, if the Revolving Loan Commitments have been terminated, the sum of such Lender's outstanding

Revolving Loan and share of the face amount of outstanding Letters of Credit) and the denominator of which shall be the sum of the total Revolving Loan Commitments (or, if the Revolving Loan Commitments have been terminated, the sum of the total outstanding Revolving Loan Advances and the aggregate face amount of outstanding Letters of Credit).

         "Purchasers" shall have the meaning ascribed thereto in Section 10.3.1.

         "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

         "Reference Lenders" means NBD Bank, N.A., Harris Trust and Savings Bank and Bank One, Indiana, N.A.

         "Register" shall have the meaning ascribed thereto in Section 10.4.

         "Registered Note" shall mean promissory notes that have been issued in registered form as provided by Section 10.4.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stock applicable to member banks of the Federal Reserve System.

         "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more.

         "Replaced Lender" and "Replacement Lender" shall have the respective meanings ascribed thereto in Section 11.20.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least Fifty-One Percent (51%) of the Revolving Loan Commitments, or if the Revolving Loan Commitments have been terminated, the outstanding Advances.

         "Reserve Requirement" means, as to any Eurodollar Loan for any Eurodollar Interest Period, the daily average of the stated maximum rate (expressed as a decimal) at which reserves, including any marginal, supplemental, or emergency reserves, are required to be maintained during such Eurodollar Interest Period under Regulation D by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D), but without the benefit or credit of any prorations, exemptions, or offsets that might otherwise be available from time to time under Regulation
D. Without limiting the generality or effect of the foregoing, the Reserve Requirement shall reflect any reserves required to be maintained by the Lenders against (a) any category of liabilities that includes deposits by reference to which the Eurodollar Rate is to be determined, or (b) any extensions of credit or other assets of any category that includes Eurodollar Loans.

         "Revolving Loan" means, with respect to a Lender, such Lender's portion of the outstanding Revolving Loan Advances made by such Lender to Borrower pursuant to its respective Revolving Loan Commitment, including any extensions or renewals thereof.

         "Revolving Loan Advances" means an Advance under the Revolving Loan Commitment.

         "Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans not exceeding the amount set forth opposite such Lender's name on Schedule 1 hereto as such Lender's Revolving Loan Commitment or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 10.3.2, as such amount may be modified from time to time pursuant to the terms hereof, and "Revolving Loan Commitments" means the sum of each Lender's Revolving Loan Commitment.

         "Revolving Credit Notes" means the Revolving Credit Notes, each substantially in the form of Exhibit A hereto, duly executed by Borrower to the respective Lenders to evidence the Revolving Loans, including any and all renewals, extensions, replacements and modifications thereof.

         "Risk-Based Capital Guidelines" shall have the meaning ascribed thereto in Section 3.2.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Senior Notes" means Borrower's unsecured promissory notes to be issued in a principal amount not less than Seventy-Five Million Dollars ($75,000,000) and not exceeding One Hundred Million Dollars ($100,000,000), having a maturity of not less than ten (10) years and requiring payments of interest only (but not principal) until maturity, including any and all replacements, refundings, refinancings, extensions, or renewals thereof or permitted additions thereto.

         "Single Employer Plan" means a Plan maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group.

         "Subsidiary" of a Person means (a) any corporation more than Fifty Percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than Fifty Percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Borrower.

         "Substantial Portion" means, with respect to the Property of Borrower and its Subsidiaries, Property which as at the date of determination (a) represents more than Ten Percent (10%) of the Consolidated Total Assets of Borrower and its Subsidiaries determined in accordance with GAAP by reference to the then most recent Financial Statements, or (b) is responsible for more than Ten Percent (10%) of the Consolidated net sales or of the Consolidated Net
Income of Borrower and its Subsidiaries determined in accordance with GAAP for the four fiscal quarter period ending on the date of the then most recent Financial Statements.

         "Telerate" means, when used in connection with any designated page and the Eurodollar Base Rate and/or the Federal Funds Effective Rate, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor) for the purpose of displaying rates or prices comparable to the Eurodollar Base Rate and/or the Federal Funds Effective Rate.

         "Transferee" shall have the meaning ascribed thereto in Section 10.4.

         "Type" means, with respect to any Advance, its nature as an ABR Advance or Eurodollar Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such

Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means any event which with notice, or lapse of time or both, would constitute a Default.

         "U.S. Subsidiaries" means all Subsidiaries of Borrower which are organized or incorporated within the United States of America or within any United States territories or possessions.

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary, all of the outstanding voting securities (other than director's qualifying shares) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization, One Hundred Percent (100%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         1.2. Rules of Construction. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms and shall be construed accordingly. Use of the terms "herein," "hereof" and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the Financial Statements.


                                                     SECTION 2

                                                      Credit

         2.1.     Commitments.

                  2.1.1. Revolving Loans. Subject to the terms and conditions of this Agreement, from and after the Effective Date and prior to the Facility Termination Date, each Lender severally agrees to make Revolving Loans to Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Revolving Loan Commitment. No requested Revolving Loan Advance shall cause the aggregate outstanding principal balance of the Revolving Loan Advances plus the aggregate outstanding principal balance of the Cash Management Line Advances plus outstanding Letters of Credit and unreimbursed drawings thereunder to exceed the Revolving Loan Commitments. Subject to the terms of this Agreement, Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Revolving Loan Commitments to lend hereunder shall expire on the Facility Termination Date. The Revolving Loans made by the Lenders pursuant hereto shall be evidenced by the Revolving Credit Notes.

                  2.1.2. Cash Management Line. Subject to the terms and conditions of this Agreement, from and after the Effective Date and prior to the Facility Termination Date, NBD shall make the Cash Management Line available to Borrower in a maximum principal amount equal to the lesser of (a) the unborrowed portion of its Revolving Loan Commitment, or (b) Fifteen Million Dollars ($15,000,000). No requested Advance shall cause the aggregate outstanding principal balance of the Cash Management Line Advances to exceed Fifteen Million Dollars ($15,000,000) and no requested Advance shall cause the aggregate outstanding principal balance of the Cash Management Line Advances plus the aggregate outstanding principal balance of the Revolving Loan Advances plus outstanding Letters of Credit and unreimbursed drawings thereunder to exceed the Revolving Loan Commitments. Prior to the Facility Termination Date, Borrower may borrow, prepay and reborrow such available amount under the Cash Management Line from time to time, all in accordance with the terms and conditions hereof. Advances under the Cash Management Line shall be evidenced by the Credit Note.

                  2.1.3. Ratable Loans/Mandatory Funding. With respect to the Revolving Loan Commitments, each Advance thereunder shall consist of Revolving Loans made from the several Lenders in accordance with their respective Pro Rata Share. On any Business Day, NBD may, in its sole discretion, give notice to the Lenders that the outstanding principal balance of the Cash Management Line shall be funded with a Revolving Loan Advance (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default under Section 7(f) or (g) hereof), in which case an Advance under the Revolving Loan Commitments constituting an ABR Loan (each such Advance being referred to herein as a "Mandatory Funding") shall be made on the immediately succeeding Business Day by all Lenders according to each Lender's Pro Rata Share of the Revolving Loan Commitments, and the proceeds thereof shall be applied directly to NBD to repay such outstanding Cash Management Line Advances. Each Lender hereby irrevocably agrees to make such Revolving Loans, pursuant to each Mandatory Funding in the amount and in the manner specified in the preceding sentence and on the date specified to it by NBD notwithstanding: (a) that the amount of the Mandatory Funding may not be in a Permissible Increment; (b) whether any conditions specified in Section 6 hereof are then satisfied; (c) the date of such Mandatory Funding; and (d) any reduction in the total Revolving Loan Commitment after any such Advances under the Cash Management Line were made. In the event that any Mandatory Funding cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of Borrower), each Lender hereby agrees that it shall forthwith purchase from NBD (without recourse or warranty) such assignment of the outstanding Advances under the Cash Management Line as shall be necessary to cause such Lenders to share in such Advances ratably based upon their respective Revolving Loan

         Commitments, provided that all interest payable on such Advances shall be for the account of NBD until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Lender purchasing same from and after such date of purchase.

         2.2.     Interest.

                  2.2.1. Revolving Loans. Prior to maturity or Default, the principal amount of the Revolving Loans outstanding from time to time shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin, except that at the option of Borrower, exercised as provided in Section 2.5, interest may accrue prior to maturity on any Permissible Increment of outstanding Advances of the Revolving Loans at a per annum rate equal to the Eurodollar Rate plus the Applicable Margin. At the expiration of the Eurodollar Interest Period on such Permissible Increment, unless, in each case, Borrower selects the Fixed Rate Option as provided in Section 2.5, interest shall again accrue at the Alternate Base Rate plus the Applicable Margin.

                  2.2.2. Cash Management Line. Prior to maturity or Default, outstanding Advances under the Cash Management Line from time to time shall bear interest at a rate per annum equal to the Alternate Base Rate.

                  2.2.3. General/Default Rate. Interest shall be due and payable for the exact number of days principal is outstanding and shall be calculated on the basis of a three hundred sixty (360) day year. Any change in the interest rates occasioned by a change in the Alternate Base Rate shall be effective on the same day as the change in the Alternate Base Rate. After the maturity of any Facility, whether by acceleration or otherwise, and while and so long as there shall exist any uncured Default, the Required Lenders may, at their option, by notice to Borrower and the Agent (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section
         11.1 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Revolving Loan Advance shall bear interest at a rate per annum equal to the otherwise applicable rate plus Two Percent (2%) per annum. If any Advance under the Cash Management Line is not paid at maturity, whether by acceleration or otherwise, or during the continuance of a Default, NBD may, at its option, by notice to Borrower and the Agent (which notice may be revoked at its option notwithstanding any provision of Section 11.1 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Cash Management Line Advance shall bear interest at a rate per annum equal to the otherwise applicable rate plus Two Percent (2%) per annum.

         2.3.     Payments of Principal and Interest.

                  2.3.1. Revolving Loans. Interest only on the outstanding Advances of the Revolving Loans from time to time shall be due and payable throughout the term of the Revolving Loan Commitment (a) on the last day of each fiscal quarter of Borrower with respect to each ABR Loan, and (b) on the last day of an applicable Eurodollar Interest Period with respect to each Eurodollar Loan and, in the case of an Eurodollar Interest Period greater than three (3) months, at three (3) month intervals after the first day of such Eurodollar Interest Period. Any outstanding Advances and all other unpaid Obligations, together with all accrued and unpaid interest thereon, and all fees and charges payable in connection therewith, shall be paid in full on the Facility Termination Date.

                  2.3.2. Cash Management Line. Interest only on the outstanding balance of the Cash Management Line Advances from time to time shall be due and payable throughout the term of the Cash Management Line on the last day of each fiscal quarter of Borrower. From time to time, Borrower shall make principal payments in respect of the Cash
         Management Line in an amount sufficient so that the outstanding principal balance of Cash Management Line Advances plus the outstanding balance of the Revolving Loan Advances plus outstanding Letters of Credit and unreimbursed drawings thereunder do not exceed the aggregate Revolving Loan Commitments. Any Cash Management Line Advances, together with all accrued and unpaid interest thereon, and all fees and charges payable in connection therewith, shall be paid in full on the Facility Termination Date.

                  2.3.3.       Optional Prepayment.

                  (a) Except as provided in, and subject to, Section 2.5 and 3.4 with respect to Eurodollar Advances, Borrower may from time to time,
         (i) upon one Business Day notice to the Agent, without penalty or premium, prepay in full all outstanding Revolving Loan Advances constituting ABR Advances and, if paid on the last day of the applicable Eurodollar Interest Period, Eurodollar Advances, or, prepay in partial prepayment in a minimum aggregate amount of One Million Dollars ($1,000,000) or any integral multiple of One Million Dollars ($1,000,000) in excess thereof, any portion of the outstanding Revolving Loan Advances constituting ABR Advances or, if paid on the last day of the applicable Eurodollar Interest Period, Eurodollar Advances, and (ii) upon three Business Days notice to the Agent, without penalty or premium, prepay in full all outstanding Revolving Loan Advances constituting Eurodollar Advances if paid on any day other than the last day of the applicable Eurodollar Interest Period, or, prepay in partial prepayment in a minimum aggregate amount of Five Million Dollars ($5,000,000) or any integral multiple of One Million Dollars ($1,000,000) in excess thereof, any portion of the outstanding Revolving Loan Advances constituting Eurodollar Advances if paid on any day other than the last day of the applicable Eurodollar Interest Period.

                  (b) Borrower may from time to time, upon one Business Day prior notice to NBD, without penalty or premium, prepay in full all outstanding Cash Management Line Advances, or, prepay in partial prepayment in a minimum aggregate amount of One Hundred Thousand Dollars ($100,000) or any integral multiple of Ten Thousand Dollars ($10,000) in excess thereof, any portion of the outstanding Cash Management Line Advances.

                  2.3.4.       Taxes.

                  (a) All payments by Borrower under this Agreement or the Notes shall be made free and clear of, and without deduction or withholding for, any present or future income, stamp or other taxes, levies, duties, imposts, charges or fees or any related penalties, interest or other liabilities ("Taxes"). If any Taxes are required to be deducted or withheld from any amount payable to the Agent or any Lender under this Agreement or the Notes, Borrower shall pay additional amounts so that the amount received by the Agent or such Lender after the deduction of such Taxes (including Taxes on such additional amounts) equals the amount that the Agent or such Lender would have received if no Taxes had been deducted. Borrower shall pay to the appropriate taxing authority all Taxes required to be deducted or withheld. Within thirty (30) days after paying any such Taxes, Borrower shall deliver to the Agent the original or a certified copy of the receipt for such payment. Borrower shall not be required to pay additional amounts to the Agent or a Lender on account of any Taxes, including, but not limited to, income taxes, imposed solely by reason of (i) a present or past connection between such person and the jurisdiction imposing such Taxes (except a connection arising solely from the execution, delivery, performance, enforcement of or the receipt of payments under this Agreement or the Notes) or (ii) a failure of such Person to comply with the requirements of subsection (b).

                  (b) Any Agent and each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                               (i) deliver to Borrower by the date when the Agent or the Lender becomes a party to this Agreement (A)(1) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 certifying that such Agent or Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes and (2) a duly completed United States Internal Revenue Service Form W-8 or W-9 certifying that such Agent or Lender is entitled to an exemption from United States backup withholding tax or (B) in the case of an Agent or Lender not treated as a bank for regulatory, tax or other legal purposes in any jurisdiction, (1) a certificate under penalties of perjury that such Agent or Lender is not (x) a bank, a shareholder of Borrower or a controlled foreign corporation related to Borrower for purposes of section 881(c)(3) of the Code or (y) a conduit entity within the meaning of United States Treasury Regulations section 1.881-3 and (2) a duly completed Internal Revenue Service Form W-8;

                               (ii) deliver to Borrower a renewed form or certificate (or applicable successor) upon reasonable request of Borrower unless such Agent or Lender is not entitled to deliver a renewed form or certificate due to change in applicable law or in the interpretation or administration of applicable law; and

                               (iii) deliver to Borrower a further form or certificate (or applicable successor) upon the occurrence of any event requiring a change in a form or certificate previously delivered and notify Borrower upon the occurrence of any event requiring the withdrawal of a form or certification previously delivered.

                  (c) Borrower shall indemnify the Agent and each Lender against any Taxes imposed on (and any related expenses reasonably incurred by) the Agent or such Lender on account of the execution, delivery, performance or enforcement of or the receipt of payments under this Agreement or the Notes other than Taxes imposed solely by reason of either cause specified in the last sentence of subsection (a). Borrower also shall pay and indemnify the Agent and each Lender against any stamp or other documentary, excise or property taxes or similar levies, imposts, or charges (or any related liability) arising from the execution, delivery, registration, performance or enforcement of this Agreement or the Notes.

                  2.3.5. Method of Payment. All payments of principal and interest hereunder shall be made by Borrower to the Agent at its main office in Indianapolis, Indiana by 12:00 Noon (Indianapolis time) on the date when due, and shall be applied pro rata among the Lenders in accordance with their respective Pro Rata Shares. Each payment timely delivered to the Agent for the account of any Lender shall be delivered by the Agent for the account of any Lender no later than 2:00 P.M. (Indianapolis time) on the same day.

                  2.3.6. Business Day. If any payment Obligation becomes due and payable on a date other than a Business Day, the maturity of such Obligation shall be extended to the next succeeding Business Day, and interest shall be payable during such extension of maturity.

         2.4.     Method of Advance.

                  2.4.1. Revolving Loans. As Borrower desires to obtain Revolving Loans, Borrower shall give the Agent notice of Borrower's request to borrow pursuant to the Revolving Loan Commitments by not later than 11:00 A.M. (Indianapolis time), on the proposed Business Day of borrowing, subject to Section 2.5 with respect to Eurodollar Advances. Such request may be made orally by an Authorized Officer, or upon a request transmitted to the Agent by telex, facsimile machine or other form of written electronic communication signed by an Authorized Officer, and, once received by the Agent, shall be irrevocable. The Agent may rely, without further inquiry, on all such requests which shall have been received by it in good faith by any Person reasonably believed to be an Authorized Officer. The Agent may require telephonic or other oral requests to be followed immediately by a written request. Each request shall, in and of itself, constitute a representation and warranty that the conditions precedent to such Advance as set forth in Sections 6.2.1 and 6.2.2 have been satisfied as of, and after giving effect to, such Advance and that the requested Advance shall not cause the principal balance of the Revolving Loans to exceed the aggregate
         Revolving Loan Commitments. The Agent shall notify the Lenders of Borrower's intent to borrow by 12:00 P.M. (Indianapolis time) on the proposed Business Day of borrowing, subject to Section 2.5 with respect to Eurodollar Advances. Each Advance under the Revolving Loan Commitments shall consist of Revolving Loans made by the several Lenders ratably in the proportions that their Revolving Loan Commitments bear to the aggregate of the Revolving Loan Commitments. By 2:00 P.M. (Indianapolis time) on each such borrowing date, each Lender shall advance its portion of such Revolving Loan Advance by making available to the Agent, either by wire transfer to the Agent's main office in Indianapolis, Indiana, or by deposit to any correspondent account which Agent may maintain with that Lender, the amount to be advanced by such Lender. Borrower hereby authorizes the disbursement of such Revolving Loans (other than Revolving Loans made by payment of Letters of Credit) by deposit to the account of Borrower with NBD, and NBD, as Agent, shall, by 2:30 P.M. (Indianapolis time) on the date received, credit the amount so received from each Lender to the account of Borrower with NBD. The aggregate principal amount of Revolving Loans (other than Revolving Loans made by payment of Letters of Credit) made on any borrowing date shall be in Permissible Increments.

                  2.4.2. Cash Management Line. As Borrower desires to obtain Advances under the Cash Management Line hereunder, Borrower shall give the Agent and NBD notice thereof by not later than 11:00 a.m.
         (Indianapolis time), on the proposed Business Day of borrowing. Each request once received by NBD shall be irrevocable. Such notice may be made orally by an Authorized Officer, or upon a request transmitted to the Agent and NBD by telex, facsimile machine or other form of written electronic communication and signed by an Authorized Officer. The Agent and NBD may rely, without further inquiry, on all such requests which shall have been received by it in good faith by anyone reasonably believed to be an Authorized Officer. NBD may require telephonic or other oral requests to be followed immediately by a written request. Each request shall in and of itself constitute a representation and warranty that no Default or Unmatured Default has occurred and is continuing or would result from the making of the requested Advance, that the requested Advance shall not cause the principal balance of the Cash Management Line Advances to exceed Fifteen Million Dollars ($15,000,000) and that the requested Advance shall not cause the outstanding principal balance of the Cash Management Line plus the outstanding balance of the Revolving Loan Advances plus outstanding Letters of Credit and unreimbursed drawings thereunder to exceed the aggregate Revolving Loan Commitments. By 2:00 p.m. (Indianapolis time) on each such borrowing date, NBD agrees to make its Advance under the Cash Management Line to Borrower by deposit to the account of Borrower with NBD. The aggregate principal amount of Cash Management Line made on any borrowing date shall be in Permissible Increments.

                  2.4.3. General. All Advances by the Lenders and payments by Borrower shall be recorded by the Agent and may be recorded by the Lenders on its or their books and records, and the principal amount outstanding from time to time, plus interest payable thereon shall be determined from such books and records. The books and records of the Agent and/or the Lenders as to such matters shall be presumed correct absent manifest error.

         2.5. Procedures for Electing the Fixed Rate Option. The Fixed Rate Option may be elected only in accordance with the following procedures and subject to the other conditions contained in this Agreement:

                  (a) Unless the Required Lenders otherwise agree, no Fixed Rate Option may be elected or renewed at any time a Default or Unmatured Default exists.

                  (b) Borrower shall give the Agent irrevocable notice (a "Fixed Rate Option Notice") of its election or renewal of a Fixed Rate Option prior to 11:00 A.M. (Indianapolis time) not less than three Business Days, prior to the commencement of the applicable Eurodollar Interest Period therefor specifying (i) Borrowing Date which shall be a Business Day, (ii) the amount of the Advance elected or renewed which amount shall be in a Permissible Increment, and (iii) the duration of the Eurodollar Interest Period selected to apply thereto. The Agent shall promptly notify the Lenders whenever a new Fixed Rate Option is selected by Borrower.

                  (c) An election of a Fixed Rate Option may be communicated by telephone or by telex, facsimile machine or other form of written electronic communication, or by a writing delivered to the Agent. Borrower shall confirm in writing any election communicated by telephone. The Agent shall be entitled to rely on any verbal communication of the election of the Fixed Rate Option Notice which is received by a designated employee of the Agent from anyone reasonably believed in good faith by such employee to be authorized.

                  (d) Not more than eight (8) Eurodollar Interest Periods may be selected at any one time to apply to outstanding Advances.

                  (e) If at the time of any voluntary or mandatory prepayment of any portion of the principal of any Loan, interest accrues at both the Fixed Rate Option and with reference to the Alternate Base Rate on portions of a Loan or Loans, then any prepayment of principal will be applied first to the portion of a Loan or Loans on which interest accrues with reference to the Alternate Base Rate and next to the portion or portions at which interest accrues at a Fixed Rate Option.

                  (f) In addition to the compensation required by Section 3, Borrower shall indemnify each Lender (on a net basis) against any loss or expense (including loss of margin) which any Lender has sustained or incurred as a consequence of any attempt by Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or in part any notice stated herein to be irrevocable (the Agent having, in its sole discretion, the option (i) to give effect to such attempted revocation and obtain indemnity under this Section, or (ii) to treat such attempted revocation as having no force or effect, as if never made). Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. If any Lender sustains or incurs any such loss or expense it shall notify Borrower of the amount determined in good faith by such Lender (which determination shall be presumed to be correct) to be necessary to indemnify such Lender for such loss or expense. Such amount shall be due and payable by Borrower to such Lender ten (10) Business Days after such notice is given.

         2.6.     Fees.

                  2.6.1. Commitment Fee. Borrower shall pay to the Agent, for the pro rata benefit of the Lenders, the Applicable Commitment Fee on the average daily unused portion of the aggregate Revolving Loan Commitments from the Effective Date to and including the Facility Termination Date, payable quarterly in arrears on the last day of each August, November, February and May, and on the Facility Termination Date. The Applicable Commitment Fee shall be calculated on the basis of a three hundred sixty (360) day year.

                  2.6.2 Initial Facility Fees. Borrower shall pay to the Agent, for the benefit of the Lenders, the initial facility fees in accordance with the Offering Letter.

                  2.6.3. Agent Fees. Borrower shall pay to the Agent an annual administrative fee in accordance with the Fee Letter.

                  2.6.4 Letter of Credit Fees. Borrower shall pay fees in respect of the Letters of Credit as more fully provided in Section 2.11.

                  2.6.5. General. The compensation provided in this Section shall be in consideration of the services of the Lenders in connection with the Facilities and shall be in addition to any other fee, charge, payment or expense required to be borne by Borrower under the Loan Documents or in any other separate agreement between Borrower and the Agent.

         2.7. Reductions in Revolving Loan Commitment. Borrower shall have the right to terminate or reduce the aggregate amount of the Revolving Loan Commitment, provided that (a) Borrower shall give at least three Business Days' prior written notice to the Agent and the Lenders of each such termination or reduction, (b) each partial reduction shall be in Permissible Increments, (c) each partial reduction shall apply to the Lenders ratably with respect to their Revolving Loan Commitment, (d) the Revolving Loan Commitment shall not be reduced to an amount less than the outstanding principal balance of the Revolving Loan Advances plus the aggregate principal amount of the outstanding Cash Management Line Advances plus the amount of any outstanding Letters of Credit and unreimbursed drawings thereunder, and (e) the Revolving Loan Commitment, once terminated or reduced, may not be reinstated without the prior written approval of all the Lenders.

         2.8.     Non-Receipt of Funds by the Agent.

                  2.8.1. From the Lenders. Unless the Agent shall have received notice from a Lender by 2:00 P.M. (Indianapolis time) on a proposed Business Day on which such Lender is to provide funds to the Agent for a Loan to be made by such Lender that such Lender will not make available to the Agent such funds, the Agent may assume that such Lender has made such funds available to the Agent on the date of such Loan in accordance with this Agreement, and the Agent, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Lender has not made such funds available to the Agent (and provided such Lender was given timely notice in accordance with this Agreement), and the Agent has made such corresponding amount available to Borrower, such Lender agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower, at a rate per annum equal to the Federal Funds Effective Rate, and if such Lender fails to repay the Agent for more than three Business Days, such amount shall bear interest at a rate per annum equal to the Federal Funds Effective Rate plus Two Percent (2%). If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan for purposes of this Agreement. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to the relevant Loan. If Borrower repays such corresponding amount, the Lender shall no longer be obligated to make such payment.

                  2.8.2. From Borrower. Unless the Agent shall have received notice from Borrower prior to the date on which any payment is due to the Lenders hereunder that Borrower will not make such payment in full, the Agent may assume that Borrower has made such payment in full to the Agent on such date, and the Agent, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to the Agent, and without limiting the Obligation of Borrower to make such payment, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate, and if such Lender fails to repay the Agent for more than three Business Days, such amount shall bear interest at a rate per annum equal to the Federal Funds Effective Rate plus Two Percent (2%).

         2.9. Issuance of Letters of Credit. Subject to the terms and conditions hereof, NBD agrees, upon proper Application, to issue on behalf of the Lenders from time to time prior to the

Facility Termination Date, Letters of Credit for the account of Borrower. The Letters of Credit shall have an expiration date not later than the earlier of
(a) one year from the date of issuance or (b) five days before the expiration of the Facility Termination Date. The aggregate of the Letters of Credit outstanding plus the aggregate amount of unreimbursed drawings under the Letters of Credit shall not exceed Ten Million Dollars ($10,000,000). The amount of any Letter of Credit outstanding at any time for all purposes hereof shall be the maximum amount which could be drawn thereunder under any circumstances from and after the date of determination. Each Letter of Credit issued pursuant to this Agreement and each unreimbursed drawing thereunder shall count against and reduce the Revolving Loan Commitments by the amount of such Letter of Credit outstanding unless and until such Letter of Credit expires by its terms or otherwise terminates or the amount of a drawing thereunder is reimbursed, in which event the Revolving Loan Commitments shall be reinstated by the amount of such Letter of Credit or the amount of such reimbursement, as the case may be. Each such Letter of Credit shall be issued pursuant to a Letter of Credit Application and shall conform to the general requirements of NBD for the issuance of such credits, as to form and substance, shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and shall be a letter of credit which NBD may lawfully issue. Each payment of a Letter of Credit by NBD shall be reimbursed by Advances under the Revolving Loan Commitments evidenced by the Revolving Credit Notes. If and to the extent a drawing is at any time made under any Letter of Credit, NBD shall notify Borrower, the Agent and the other Lenders of such draw and Borrower agrees to pay to NBD immediately and unconditionally upon demand for reimbursement, in lawful money of the United States, an amount equal to each amount which shall be so drawn, together with interest from the date of such drawing to and including the date such payment is reimbursed to NBD or converted to Revolving Loans as provided herein. Until demand for reimbursement, such interest shall be calculated at a variable rate per annum equal to the Alternate Base Rate plus the Applicable Margin for ABR Loans, and interest shall be calculated after such demand at a variable rate per annum equal to the Alternate Base Rate plus the Applicable Margin for ABR Loans plus Two Percent (2%). All such interest shall be calculated on the basis that an entire year's interest is earned in three hundred sixty (360) days. In the event that a drawing under any Letter of Credit is not reimbursed by Borrower by 11:00 A.M. (Indianapolis time) on the first Business Day after such drawing, NBD shall promptly notify the Agent and the other Lenders by 12:00 Noon (Indianapolis time) that Advances under the Revolving Loan Commitments are required to reimburse NBD. Borrower hereby irrevocably authorizes the Lenders to refinance, without notice to Borrower, the reimbursement Obligation of Borrower arising out of any such drawing into Revolving Loans, evidenced by the Revolving Credit Notes and for all purposes under, on and subject to the terms and conditions of this Agreement, but without regard to the conditions precedent to making an Advance under the Revolving Loan Commitments or to any requirement of this Agreement that each Revolving Loan be in a minimum amount or multiple; provided, however, that an Advance under the Revolving Loan Commitments in spite of Borrower's failure to satisfy any conditions precedent to making an Advance shall not constitute a waiver of any Default by the Lenders. This Agreement and the other Loan Documents shall supersede any terms of any Letter of Credit Applications or other documents which are irreconcilably inconsistent with the terms hereof or thereof. By 2:00 P.M. (Indianapolis time) on the date the Lenders have received notice that Advances under the Revolving Loan Commitments are required to reimburse NBD for draws under the Letters of Credit, each Lender severally agrees to make its portion of the Revolving Loan then being made by making available to the Agent, either by wire transfer to the Agent's main office in Indianapolis, Indiana, or by deposit to any correspondent account which the Agent may maintain with that Lender, the amount to be advanced by such Lender. By 2:30 P.M. (Indianapolis time) on such date, the Agent shall reimburse NBD, but only from funds received by the Agent, the amount paid on Letters of Credit that date, either by wire transfer or by deposit to NBD's correspondent account with the Agent (or as otherwise agreed between NBD and the Agent).

         2.10. Letters of Credit Participation. For administrative convenience, NBD shall issue the Letters of Credit for the account of Borrower pursuant to the arrangements set forth herein, and, the outstanding portion of each Letter of Credit shall be deemed to utilize a Pro Rata Share of the Revolving Loan Commitment of each Lender. Each Lender severally agrees to participate in each Letter of Credit according to its Pro Rata Share of the Revolving Loan Commitments. Each Lender's participation shall be funded by funding its Pro Rata Share of the Revolving Loan Commitments upon any drawing under any Letter of Credit not reimbursed the same day as a drawing thereunder by Borrower by 2:00 P.M. (Indianapolis time) by making such funds available to the Agent in accordance with Sections 2.4.1 and 2.9; and thereupon, each such Lender shall be entitled to, and NBD or the Agent, as applicable, shall remit to each such Lender, their respective Pro Rata Share of any amounts (including any interest thereon) received by NBD or the Agent, as applicable, in reimbursement of such drawing. NBD shall furnish to such Lenders, each time any Letter of Credit either is issued or drawn under (whether in whole or in part), (i) a participation certificate showing the aggregate amount of NBD's Letters of Credit issued and unexpired or unfunded and the amount of their respective Pro Rata Share thereof, and (ii) such other information with respect to the Letters of Credit as any Lender may reasonably request from time to time. The obligations of the Lenders to fund their respective Pro Rata Share of a Revolving Loan for reimbursement of a draw under a Letter of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances (other than in the case of gross negligence or wilful misconduct of NBD):

                  (a) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (b) The existence of any claim, set-off, defense or other right which Borrower may have at any time against a beneficiary named in the Letter of Credit, any transferee of the Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, NBD as the Letter of Credit issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit);

                  (c) Any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (d) The surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                  (e) The occurrence of any Default or Unmatured Default.

         2.11.    Compensation for Letters of Credit.

                  2.11.1. Letter of Credit Facility Fee. Borrower shall pay to NBD, for the ratable benefit of the Lenders in accordance with their Revolving Loan Commitments, a Letter of Credit facility fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans on the average daily undrawn amount of all Letters of Credit outstanding hereunder, such fee to be calculated on the basis of a three hundred sixty (360) day year and to be paid in arrears on the last day of each August, November, February and May and on the Facility Termination Date.

                  2.11.2. Letter of Credit Fronting Fees. In addition to the Letter of Credit facility fees, Borrower shall pay to NBD, for NBD's own account a Letter of Credit fronting fee in the amount set forth in the Fee Letter, as well as NBD's reasonable and customary costs of issuing, servicing and negotiating draws under letters of credit.

         2.12. Reimbursement of Letters of Credit. The obligation of Borrower to reimburse any drawing under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances, whatsoever, including, without limitation, the following:

                  (a) Any lack of validity or enforceability of any Letter of Credit, or any Loan Document;

                  (b) Any amendment or waiver of or consent to departure from the terms of any Letter of Credit, or any Loan Document;

                  (c) The existence of any claim, set-off, defense or other right which Borrower may have at any time against the beneficiary or any Letter of Credit, any transferee of any Letter of Credit, the Lenders or any other Person, whether in connection with the Loan Documents, such Letter of Credit, or any unrelated transaction;

                  (d) Any statement, draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) The surrender or impairment of any security for the performance or observance of the terms of the Loan Documents or such Letter of Credit; or

                  (f) Any circumstance, happening or admission whatsoever, whether or not similar to any of the foregoing, including, without limitation, those matters described below.

The parties benefitted by any Letter of Credit shall be deemed to be the agents of Borrower, and except as expressly set forth herein, Borrower assumes all risks for their acts, omissions, or misrepresentations. Neither NBD nor any of its Affiliates or correspondents shall be responsible for the validity, sufficiency, truthfulness or genuineness of any document required to draw under any Letter of Credit even if such document should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged, provided only that the document appears on its face to be in accordance with the terms of the Letter of Credit. NBD, its Affiliates and correspondents shall not be responsible for any failure of any draft to bear reference or adequate reference to the applicable Letter of Credit or for the failure of any Person to note the amount of any draft on any Letter of Credit or to surrender or take up any Letter of Credit, each of which provisions may be waived by NBD, or for any errors, omissions, interruptions, or delays in transmission or delivery of any messages or documents. Without limiting the generality of the foregoing, Borrower agrees that any action taken by NBD or any of its Affiliates or correspondents under or in connection with any Letter of Credit shall be binding upon Borrower and shall not put NBD or any such Affiliates or correspondents under any such resulting liability to Borrower. NBD shall not be liable for action or failure to take action under or in connection with any Letter of Credit except for any such action or failure to take action which constitutes gross negligence or wilful misconduct. NBD shall not be liable for consequential damages in connection with any Letter of Credit. NBD is expressly hereby authorized to honor any request for payment which is made under or in compliance with the terms of any Letter of Credit without regard to, and without any duty on its part to inquire into, the existence of any disputes or controversies between Borrower and any beneficiary of any Letter of Credit or any other Person or into respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under any Letter of Credit are true and correct. No Person, other than the parties hereto, shall have any rights of any nature under this Agreement or by reason hereof. In no event shall NBD's reliance and payment against documents presented under a Letter of Credit appearing on its face to substantially comply with the terms thereof be deemed to constitute gross negligence or wilful misconduct.

         2.13. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.14.  Notification  of  Advances,   Interest  Rates,  Prepayments  and
Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Revolving

Loan Commitment reduction notice, notice of Borrower's request to Borrower under the Revolving Loan Commitments, Fixed Rate Option Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate. If necessary, each Reference Lender agrees to furnish timely information for the purpose of determining the Eurodollar Rate.

         2.15. Use of Proceeds. The proceeds of Advances under the Revolving Loan Commitments and the Cash Management Line shall be advanced by Borrower to fund Acquisitions, for general working capital purposes of Borrower and its Subsidiaries, and for other proper corporate purposes of Borrower not prohibited by this Agreement.


                                    SECTION 3

                             Change in Circumstances

         3.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation, or the compliance of any Lender therewith,

                  (a) Subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from Borrower (excluding federal taxation of the overall net or gross income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Facilities, Loans or other amounts due it hereunder, or

                  (b) Imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                  (c) Imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Facilities or Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Facilities or Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Facilities or Loans held or interest received by it, by an amount deemed material by such Lender, then, within fifteen (15) days of demand by such Lender, Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Facilities and its Commitment.

         3.2. Changes in Capital Adequacy Regulations. If a Lender reasonably determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within fifteen (15) days of demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Facilities, Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (aa) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (bb) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If any Lender reasonably determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders reasonably determine that (a) deposits of a Type and maturity appropriate to match fund Eurodollar Advances are not available, or (b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Advances of the affected Type to be repaid.

         3.4. Funding Indemnification. If any payment (whether mandatory or optional) of an Eurodollar Advance occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or an Eurodollar Advance is not made on the date specified by Borrower for any reason other than default by the Lenders, Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance. Calculation of all amounts payable to a Lender under this Section 3.4 shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 3.4. In the event of a prepayment, the calculation of the cost owed to the Lenders under this Section 3.4 would be calculated using the following formula:

                     Cost  =  PA x  (OCF-RR) x D
                                  360

where PA is the principal amount prepaid, OCF is the original Eurodollar Rate applicable to such prepayment, RR is the rate of interest that would accrue on United States Treasury obligations selected by the Agent having a maturity similar to the time remaining until expiration of the applicable Eurodollar Interest Period that is subject to the prepayment, and D is the number of days remaining in the applicable Eurodollar Interest Period that is subject to the prepayment. In the event OCF minus RR results in a negative number, the cost to be paid by Borrower would be zero.

         3.5. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not, at the discretion of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2 and/or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by Borrower of such written statement. The Obligations of Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of all other Obligations and termination of this Agreement.


                                    SECTION 4

                         Representations and Warranties

         In order to induce the Lenders to enter into this Agreement and to make Loans pursuant to their Revolving Loan Commitments and the Cash Management Line, and to induce NBD to issue Letters of Credit, Borrower represents and warrants to NBD, the Agent and the Lenders, which representations and warranties will survive the delivery of the Notes, the establishment of the Facilities, the making of Loans and the issuance of Letters of Credit that:

         4.1. Due Organization. Borrower and each Subsidiary is a corporation duly organized, validly existing and, if applicable, in good standing under and by virtue of the laws of its state of incorporation.

         4.2. Due Qualification. Borrower and each Subsidiary is qualified, in good standing and authorized to do business as a foreign corporation in such other states wherein the failure to so qualify could have a Material Adverse Effect.

         4.3. Corporate Power. Borrower possesses the requisite power to enter into the Loan Documents, to borrow under the Loan Documents, to execute and deliver the Loan Documents and to perform its obligations thereunder.

         4.4. Corporate Authority. Borrower has taken the necessary corporate action to authorize the execution and delivery of the Loan Documents and the borrowings under the Loan Documents, and none of the provisions of the Loan Documents violates, breaches, contravenes, conflicts with, or causes a default under any provision of the articles of incorporation or the by-laws or regulations of Borrower or any provision of any existing note, bond, mortgage, debenture, indenture, trust, license, lease, instrument, decree, order, judgment, or agreement to which Borrower is a party or by which it or its assets may be bound or affected, the breach or default of which, singly or in the aggregate, could have a Material Adverse Effect.

         4.5. Financial Statements. The Financial Statements were prepared in accordance with GAAP consistent with prior years, unless specifically otherwise noted thereon, and present fairly the Consolidated financial condition of Borrower and its Consolidated Subsidiaries, as of the dates thereof and the results of their respective Consolidated operations for the periods then ended (except, in the case of interim Financial Statements, for normal year-end adjustments and for the absence of footnotes).

         4.6. No Material Adverse Change. The Financial Statements disclose all known or contingent material liabilities, whether direct or indirect, fixed or contingent, liquidated or unliquidated, asserted or unasserted, matured or unmatured, of Borrower and their respective Subsidiaries as of the dates thereof in accordance with GAAP (except, in the case of interim Financial Statements, for normal year-end adjustments and for the absence of footnotes), and since such dates, there has been no material adverse change in the business, operations, financial condition, Properties or prospects of Borrower and its Subsidiaries, taken as a whole.

         4.7. Subsidiaries. Except as set forth on Schedule 4.7 hereto, Borrower has no Subsidiaries. There are no restrictions on Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of Borrower to Borrower, other than prohibitions or restrictions existing under or by reason of this Agreement and applicable law.

         4.8. Binding Obligations. Each of the Loan Documents, upon execution and delivery, will constitute a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the same may be limited by reorganization, bankruptcy, insolvency, moratorium or other laws affecting generally the enforcement of creditors' rights.

         4.9. Marketable Title. Borrower and each Subsidiary has good and marketable title to all of its real property and good title to all of its other properties and assets shown on the Financial Statements, except such properties or assets as have been disposed of since the date of such Financial Statements in the ordinary course of business. Except for Permitted Liens, none of the assets of Borrower and its Subsidiaries are subject to any mortgage, pledge, security interest, title retention lien or other encumbrance. Except to evidence Permitted Liens, no financing statement or similar instrument which names Borrower or its Subsidiaries as debtor or relates to any of its property, has been filed in any state or other jurisdiction and remains unreleased, and Borrower has not signed any financing statement or similar instrument or security agreement authorizing the secured party thereunder to file any such financing statement or similar instrument.

         4.10. Indebtedness. Except as shown on the Financial Statements, except trade debt incurred in the ordinary course of business since the date of the Financial Statements, and except as shown on Schedule 4.10 hereto, neither Borrower nor any of its Subsidiaries has any Indebtedness.

         4.11. Default. Neither Borrower nor any of its Subsidiaries has committed or suffered to exist any default or any circumstance which with notice, lapse of time, or both, would constitute a default under the terms and conditions of any trust, debenture, indenture, note, bond, instrument, mortgage, lease, agreement, order, decree, or judgment to which Borrower or such Subsidiary is a party or by which it or its assets may be bound or affected, which default(s), singly or in the aggregate, could have a Material Adverse Effect.

         4.12. Tax Returns. All tax returns or reports of Borrower and its Subsidiaries required by law have been filed, and all taxes, assessments, contributions, fees and other governmental charges (other than those presently payable without penalty or interest and those currently being contested in good faith and against which adequate reserves have been established) upon Borrower, its Subsidiaries or their assets, Properties or income, which are payable, have been paid. The United States income tax returns of Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended November 30, 1993.

         4.13. Litigation. Except as set forth on Schedule 4.13 hereto, no litigation or proceeding of any Governmental Authority or other Person is presently pending or, to Borrower's knowledge, threatened, nor has any claim been asserted, against Borrower or any of its Subsidiaries which, in the reasonable judgment of Borrower, singly or in the aggregate, could have a Material Adverse Effect.

         4.14. ERISA. Borrower, each Subsidiary and each ERISA Affiliate of either is in compliance in all material respects with all applicable provisions of ERISA, and none of such Persons has incurred any material liability to the PBGC. No Reportable Event, has occurred under, nor has there occurred any complete or partial withdrawal from, nor has there occurred any other event which would constitute grounds for termination of or the appointment of a trustee to administer any Plan (including any Multi-employer Plan) maintained for employees of Borrower, any Subsidiary or any ERISA Affiliate of either.

         4.15. Full Disclosure. No information, exhibit, memorandum, or report (excluding estimated future operating results) furnished by Borrower to the Lenders in connection with the negotiation of the Facilities contains any material misstatement of fact, or omits to state any fact necessary to make the statements contained therein not materially misleading, and all estimated future operating results, if furnished, were prepared on the basis of assumptions, data, information, tests or other conditions believed to be valid or accurate or to exist at the time such estimates were prepared and furnished. To the knowledge of Borrower and its Subsidiaries, there presently exists no fact or circumstance relative to Borrower or any Subsidiary, whether or not disclosed, which, singly or in the aggregate, is presently anticipated to have a Material Adverse Effect.

         4.16. Contingent Obligations. Except for the endorsements of Borrower and its Subsidiaries of negotiable instruments for deposit or collection in the ordinary course of business and except as set forth on Schedule 4.16 hereto, neither Borrower nor any of its Subsidiaries is a party to any Contingent Obligations.

         4.17. Licenses. Borrower and each Subsidiary possesses such franchises, licenses, permits, patents, copyrights, trademarks, and consents of appropriate Governmental Authorities as are necessary to own its Properties and to carry on its business, except where the failure to possess the same, singly or in the aggregate, could not have a Material Adverse Effect.

         4.18. Compliance with Law. Borrower and each Subsidiary is in compliance in all material respects with all applicable requirements of law and of all Governmental Authorities, noncompliance with which, singly or in the aggregate, could have a Material Adverse Effect.

         4.19. Force Majeure. Neither the business nor the Properties of Borrower or any Subsidiary are presently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty that, singly or in the aggregate, could have a Material Adverse Effect.

         4.20. Margin Stock. (a) Neither Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), and (b) no part of the proceeds of the Facilities will be used for the purpose of purchasing or carrying margin stock, as above defined.

         4.21. Approvals. No authorization, consent, approval or any form of exemption of any Governmental Authority not obtained is required in connection with the issuance, execution or performance of any Loan Documents by Borrower.

         4.22. Insolvency; Financial Condition. Neither Borrower nor any of its Subsidiaries is "insolvent" within the meaning of that term as defined in the Federal Bankruptcy Code, and Borrower and each Subsidiary is able to pay its debts as they mature. Neither Borrower nor any of its Subsidiaries is entering into the arrangements contemplated hereby with actual intent to hinder, delay or defraud either present or future creditors. As of the initial funding of the Facilities, on a pro forma basis:  (a) the present fair salable value of the  respective  assets of each of
Borrower and its Subsidiaries will exceed its respective liabilities, (b) neither Borrower nor any of its Subsidiaries has incurred or intends to, or believes that it will, incur liabilities beyond its ability to pay such liabilities as they mature, and (c) each of Borrower and its Subsidiaries will have sufficient capital with which to conduct its present and proposed business and the Property of Borrower and its Subsidiaries does not constitute unreasonably small capital with which to conduct its present or proposed business.

         4.23. Regulation. Neither Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or an "affiliate of a holding company" or a "subsidiary of a holding company" within the meanings of the Public Utility Holding Company Act of 1935, as amended.

         4.24. Environmental Matters. In the ordinary course of its business, Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and Properties of Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of Properties presently owned or operated, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by Environmental Laws or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, Borrower has reasonably concluded that, except as disclosed in writing by Borrower to the Lenders and the Agent as of the Closing Date, to the best of its knowledge after due inquiry (provided that clause (e) below is not subject to any such knowledge qualification except as specifically provided in clause (e)):

                  (a)  All   facilities  and  Property   (including   underlying
         groundwater) owned, leased or operated by Borrower or any Subsidiary have been, and continue to be, owned, leased or operated by Borrower or any Subsidiary in compliance with all applicable Environmental Laws, noncompliance with which could not, singly or, in the aggregate, have a Material Adverse Effect;

                  (b) There have been no past unresolved, and there are no pending or threatened,

                               (i) claims, complaints, notices or inquiries, to,
                  or requests for information received by, Borrower or any Subsidiary with respect to any alleged violation of any Environmental Law, that, singly or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect, or

                               (ii) claims, complaints, notices or inquiries to,
                  or requests for information received by, Borrower or any Subsidiary regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or Property by Borrower or any

                  Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect.

                  (c) There have been no releases of Hazardous Materials, at, on or under any Property now or previously owned or leased by Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                  (d) Borrower and each Subsidiary have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses, the noncompliance with which could not, singly or in the aggregate, have a Material Adverse Effect;

                  (e) No Property now or previously owned, leased or operated by Borrower or any Subsidiary is listed or, to the best knowledge of Borrower, proposed for listing on the National Priorities List pursuant to CERCLA (or any similar Environmental Law) or on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up, to the extent that any such listing, singly or in the aggregate, may have, or may reasonably be expected to have, a Material Adverse Effect;

                  (f) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned, leased or operated by Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                  (g) None of Borrower or any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location (i) which is listed or proposed for listing on the National Priorities List pursuant to CERCLA (or any similar Environmental Law) or on the CERCLIS or on any federal or state list, to the extent that any such listing, singly or in the aggregate, may have, or may reasonably be expected to have, a Material Adverse Effect, or (ii) which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under any Environmental Law, to the extent that such claims, singly or in the aggregate, may have, or may reasonably be expected to have, a Material Adverse Effect;

                  (h) There are no polychlorinated biphenyl, radioactive materials or friable asbestos present at any Property now or previously owned or leased by Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

                  (i) No condition exists at, on or under any Property now or previously owned or leased by Borrower or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law that, singly or in the aggregate have, or may reasonably be expected to have, a Material Adverse Effect.

         4.25. General. All statements contained in any certificate or Financial Statement delivered by or on behalf of Borrower or any Subsidiary to the Lenders under or in connection with any Loan Document shall constitute representations and warranties made by Borrower hereunder.


                                    SECTION 5

                                    Covenants

         5.1. Affirmative Covenants. Until the Obligations are paid in full, and so long as any Commitment is outstanding, unless the Required Lenders shall otherwise consent in writing, Borrower will:

                  5.1.1.       Financial Reporting.  Furnish the Lenders:

                               (a) As  soon  as  practicable,  but in any  event
                  within ninety (90) days after the end of each fiscal year of Borrower, Consolidated and consolidating Financial Statements of Borrower and its Consolidated Subsidiaries, such Consolidated Financial Statements to have been certified after audit by certified public accountants acceptable to the Required Lenders, including a balance sheet and statements of income, retained earnings and cash flows, together with the accompanying notes to such Financial Statements, all prepared in accordance with GAAP on a Consolidated and consolidating basis consistent with prior periods, unless specifically otherwise noted thereon, and accompanied by (i) the unqualified opinion of such accountants that such Consolidated Financial Statements present fairly the Consolidated financial position of Borrower and its Consolidated Subsidiaries as of the date thereof and the results of their Consolidated operations for the fiscal year then ended, (ii) the management letter of such accountants describing any deficiencies in the internal controls or other matters of significance discovered during the course of the audit, (iii) a certificate of such accountants to the effect that, in the course of their examination, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof, and (iv) a Compliance Certificate duly completed and signed by the chief executive officer or chief financial officer of Borrower;

                               (b) As  soon  as  practicable,  but in any  event
                  within forty-five (45) days after the end of each of Borrower's first three (3) fiscal quarters, similar unaudited Consolidated Financial Statements of Borrower and its Consolidated Subsidiaries as of the end of such quarter and the results of their operations for the portion of the fiscal year then elapsed, all prepared in accordance with GAAP on a Consolidated basis consistent with prior periods (except for normal year-end adjustments and for the absence of footnotes), unless specifically otherwise noted thereon, and accompanied by a Compliance Certificate duly completed and signed by the chief executive officer or chief financial officer of Borrower;

                               (c) As  soon  as  practicable,  but in any  event
                  within five Business Days after Borrower becomes aware thereof, a written statement signed by the chief executive or chief financial officer of Borrower as to the occurrence of any Default or Unmatured Default stating the specific nature thereof, Borrower's intended action to cure the same and the time period in which such cure is to occur;

                               (d) As  soon  as  practicable,  but in any  event
                  within ten (10) Business Days after Borrower becomes aware thereof, a written statement describing any litigation instituted by or against Borrower which, in the reasonable judgment of Borrower, singly or in the aggregate, could have a Material Adverse Effect;

                               (e) As  soon  as  practicable,  but in any  event
                  within ten (10) Business Days after Borrower becomes aware thereof, a written statement signed by the chief executive officer or the chief financial officer of Borrower describing any Reportable Event which has occurred with respect to any Plan and the action which Borrower proposes to take with respect thereto; and within two hundred seventy (270) days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA;

                               (f) As  soon  as  practicable,  but in any  event
                  within ten (10) Business Days after the filing with the Securities and Exchange Commission, or any successor thereto, or any state securities Governmental Authority, copies of all registration statements and all periodic and special reports required or permitted to be filed under federal or state securities laws and regulations;

                               (g) As  soon  as  practicable,  but in any  event
                  within ten (10) Business Days after receipt by Borrower, a copy of any notice, complaint, Lien, inquiry or claim (i) to the effect that Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by Borrower, any of its Subsidiaries, or any other Person of any Hazardous Material into the environment, or (ii) alleging any violation of any Environmental Law by Borrower or any of its Subsidiaries, which, in either case, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                               (h) Such other information as the Agent or any of
                  the Lenders may from time to time reasonably request, including, without limitation, such information or certifications to evidence compliance with Section 5.1.14.

                  5.1.2. Good Standing. Maintain, and cause each Subsidiary to maintain, its corporate existence, good standing (if applicable), and right to do business in its jurisdiction of incorporation and all requisite authority to conduct its business in each jurisdiction in which such business is conducted, except where the failure to do so, singly or in the aggregate, could have a Material Adverse Effect and except as permitted by Section 5.2.6.

                  5.1.3. Taxes, Etc. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments, judgments, orders, and governmental charges or levies imposed upon it or on its income or profits or upon its Property prior to the date on which penalties attach thereto and all lawful claims which, if unpaid, may become a Lien or charge upon the Property of Borrower or any Subsidiary, provided that neither Borrower nor any of its Subsidiaries shall be required to pay any tax, assessment, charge, judgment, order, levy or claim, if such payment is being contested diligently, in good faith, and by appropriate proceedings which will prevent foreclosure or levy upon its Property and adequate reserves against such liability have been established.

                  5.1.4. Maintain Properties. Maintain, and cause each Subsidiary to maintain, all Properties and assets used by, or useful to, Borrower or such Subsidiary in the ordinary course of its business in good working order and condition and suitable for the purpose for which it is intended, and from time to time, make any necessary repairs and replacements.

                  5.1.5. Insurance. Maintain, and cause each Subsidiary to maintain, with financially sound and reputable insurance companies rated not less than "A-" by A.M. Best Company, insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and Borrower shall furnish any Lender upon request full information as to the insurance carried.

                  5.1.6. Books and Records. Keep, and cause each Subsidiary to keep, proper books of account in which full, true and correct entries will be made of all dealings and transactions of, and in relation to, the business and affairs of Borrower and its Subsidiaries, and, at all reasonable times, and as often as the Lenders may request, permit authorized representatives of the Lenders to (a) have access to the premises and Properties of Borrower and its Subsidiaries and to the records relating to the operations of Borrower and its Subsidiaries,
         (b) make copies of or excerpts from such records, (c) discuss the affairs, finances and accounts of Borrower and its Subsidiaries with and be advised as to the same by the chief executive and financial officers of Borrower and each Subsidiary, and (d) audit and inspect such books, records, accounts, memoranda and correspondence at all reasonable times, to make such abstracts and copies thereof as the Lenders may deem necessary, and to furnish copies of all such information to any proposed Purchaser or Participant, provided, however, that Borrower's Obligation to reimburse the Agent and the Lenders for costs and expenses associated with performance of periodic audits of the records of Borrower and its Subsidiaries by the Agent's auditors shall be limited to one audit visit per year, unless unusual and adverse circumstances require, in the reasonable opinion of the Agent, more frequent visits.

                  5.1.7. Reports. File, and cause each Subsidiary to file, as appropriate, on a timely basis, annual reports, operating records and any other reports or filings required to be made with any Governmental Authority, except where the failure to make any such filing, singly or in the aggregate, could not have a Material Adverse Effect.

                  5.1.8. Licenses. Maintain, and cause each Subsidiary to maintain, in full force and effect all operating permits, licenses, franchises, and rights used by it in the ordinary course of business, except where the failure to maintain the same, singly or in the aggregate, could not have a Material Adverse Effect.

                  5.1.9. Conduct of Business. Carry on and conduct, and cause each Subsidiary to carry on and conduct, its business in substantially the same manner and in substantially the same fields of enterprise as currently conducted.

                  5.1.10. Compliance with Laws. Comply, and cause each Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which Borrower or such Subsidiary may be subject, including, without limitation, ERISA and all Environmental Laws, except where such noncompliance, singly or in the aggregate, could not have a Material Adverse Effect.

                  5.1.11. Trade Accounts. Pay all trade accounts in accordance with past custom and industry practice.

                  5.1.12. Use of Proceeds. Use the proceeds of the Facilities solely for the purposes herein described.

                  5.1.13. Loan Payments. Duly and punctually pay or cause to be paid principal and interest on the Facilities in lawful money of the United States at the time and places and in the manner specified herein according to the stated terms hereof.

                  5.1.14. Environmental Covenant. (a) Use, operate and maintain all of its Properties in compliance with all applicable Environmental Laws, keep or acquire all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where the failure to do any of the foregoing, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) use its reasonable best efforts to have dismissed with prejudice, within ninety (90) days after filing thereof, any actions or proceedings against Borrower or any of its Subsidiaries relating to compliance with Environmental Laws which, in the reasonable opinion of the Agent, singly or in the aggregate, could have a Material Adverse Effect, and (c) diligently pursue cure of any material underlying environmental problem which forms the basis of any claim, complaint, notice, Lien, inquiry, proceeding or action referred to in Section 5.1.1(g). If Borrower or any Subsidiary is notified of any event described in Section 5.1.1(g), Borrower shall, upon the request of Required Lenders, establish appropriate reserves against such potential liabilities and engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of Borrower or any of its Subsidiaries with respect thereto, and the Lenders shall be provided with a copy of any report prepared by such firm or by any Governmental Authority as to such matters as soon as any such report becomes available to Borrower or any Subsidiary. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of the Required Lenders, which approval shall not be unreasonably withheld or delayed.

                  5.1.15. Change Name and Place of Business. Provide the Agent not less than sixty (60) days written notice prior to changing its corporate name or principal place of business.

                  5.1.16. Adjusted Consolidated Net Worth. Maintain at all times Adjusted Consolidated Net Worth of not less One Hundred Ten Million Dollars ($110,000,000) as of August 31, 1997, and thereafter increasing effective as of the last day of each fiscal year by an amount equal to Fifty Percent (50%) of Net Income (without reduction for any net losses) for such fiscal year.

                  5.1.17. Leverage Ratio. Maintain its Leverage Ratio of not greater than (a) 3.25 to 1.0 at all times through and including November 29, 1998, (b) 3.0 to 1.0 as of November 30, 1998 and at all times through and including November 29, 1999, and (c) 2.5 to 1.0 as of November 30, 1999 and at all times thereafter.

                  5.1.18. Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of not less than (a) 1.20 to 1.0 at all times through and including November 29, 1999, and (b) 1.25 to 1.0 as of November 30, 1999 and at all times thereafter.

         5.2. Negative Covenants. Until the Obligations are paid in full, and so long as any Commitment is outstanding, unless the Required Lenders shall otherwise consent in writing, Borrower will not, and will not permit any Subsidiary to:

                  5.2.1. Dispose of Property. Sell, transfer, lease or otherwise dispose of its assets (including, without limitation, stock in any Subsidiary), Properties, or business, or discount, with or without recourse, any of its accounts or notes receivable, except (a) sales from Inventory in the ordinary course of business, (b) dispositions of fixed assets no longer used or useful in the operation of its business, provided, (i) any such disposition is for cash and for fair value, (ii) at the time of such disposition there exists no Default or Unmatured Default and no Default or Unmatured Default would be occasioned thereby, and (iii) the aggregate net after-tax sale proceeds from such dispositions do not exceed Fifteen Million Dollars ($15,000,000) during any fiscal year, (c) transfers to or from Wholly-Owned Subsidiaries of Borrower, (d) the issuance of stock constituting directors' qualifying shares in Foreign Subsidiaries, (e) the sale or factoring of accounts receivable, and (f) such other dispositions of Property, which when coupled with dispositions of fixed assets pursuant to clause (b) above, do not exceed, in the aggregate, Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) during any fiscal year.

                  5.2.2. Liens and Encumbrances. Create or suffer to exist any Lien in, of or on any of its Property, except (a) Liens for taxes or assessments which are not yet due, Liens for taxes or assessments or Liens of judgments which are being contested, appealed or reviewed in good faith by appropriate proceedings which prevent foreclosure of any such Lien or levy of execution thereunder and against which Liens, if any, adequate insurance or reserves have been provided, (b) pledges or deposits to secure payment of workers' compensation obligations and deposits or indemnities to secure public or statutory obligations or for similar purposes, (c) any Liens and other security interests in favor of the Lenders and/or the Agent under the Loan Documents, (d) Liens imposed by law, such as carrier's, warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due, (e) utility easements, building restrictions, zoning ordinances and such other encumbrances or charges against real property as are of a nature generally existing with respect to Properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of a Person, (f) lessors' interests under Capitalized Leases,
         (g) Liens created in the ordinary course of Borrower's or a Subsidiary's business which constitute purchase money security interests encumbering only the Property acquired by Borrower or its Subsidiary and the Proceeds thereof, and securing only the purchase price thereof, and (h) those further encumbrances (if any) shown on
         Schedule 5.2.2 hereto (collectively, "Permitted Liens").

                  5.2.3. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except (a) that in existence as of the date hereof and disclosed in the Financial Statements, (b) trade accounts and normal business accruals payable in the ordinary course of business,
         (c) Indebtedness to the Lenders pursuant to the Loan Documents, (d) Indebtedness arising under Rate Hedging Agreements, (e) Indebtedness to Borrower or any Wholly-Owned Subsidiary of Borrower, (f) other
         Indebtedness of Borrower and its Subsidiaries not exceeding in the aggregate (i) One Hundred Thirty Million Dollars ($130,000,000) outstanding at any time through November 29, 1999, and (ii) One Hundred Fifty Million Dollars ($150,000,000) outstanding at any time as of November 30, 1999 and thereafter, provided that, for purposes of funding an Acquisition, the amounts specified in (i) and (ii) hereof shall be increased, up to an additional aggregate amount of One Hundred Million Dollars ($100,000,000), by an amount equal to the amount of equity capital raised by Borrower in the preceding 12-month period from the date of determination, and (g) as set forth on Schedule 5.2.3 hereto.

                  5.2.4. Investments and Acquisitions. Make or suffer to exist any Investment (including, without limitation, Investments in Subsidiaries), or commitments therefor, or create any Subsidiary or remain a partner in any partnership or joint venture, or make any Acquisition of any Person, except:

                  (a) short-term obligations of, or fully guaranteed by, the United States of America,

                  (b) commercial paper rated in one of the two highest rating categories of either Standard & Poor's Ratings Services, a division of McGraw Hill Companies, Inc. or Moody's Investors Service, Inc.,

                  (c) demand deposit accounts maintained in the ordinary course of business,

                  (d) certificates of deposit issued by, and time deposits with, commercial banks having its outstanding indebtedness then rated "A-" or higher by Standard & Poor's Ratings Services, a division of McGraw Hill Companies, Inc. or "A3" or higher by Moody's Investors Service, Inc.,

                  (e) existing Investments in Subsidiaries and other Investments in existence on the date hereof,

                  (f)          as permitted by Section 5.2.7,

                  (g) the currently planned single Acquisition by a Subsidiary of Borrower not exceeding a total purchase price (including the assumption of Indebtedness) of Fifteen Million Dollars ($15,000,000), provided no Default or Unmatured Default has occurred and is continuing at the time of such Acquisition or will result or occur after consummation of such Acquisition, and

                  (h) Other Acquisitions, provided (i) no Default or Unmatured Default has occurred and is continuing at the time of an Acquisition or will result or occur after consummation of such Acquisition, (ii) Borrower provides satisfactory written evidence to the Agent and the Lenders that it is in compliance with the covenants contained in
         Section 5 both immediately before and after giving effect to consummation of the subject Acquisition, and further provides a satisfactory pro forma Compliance Certificate showing compliance with all financial covenants on a consolidated basis for Borrower, its Subsidiaries and the target business or entity to be acquired for the preceding 12-month period after giving effect to the proposed terms of such Acquisition, (iii) the entity or business acquired is in the substantially same line of business as Borrower or its Subsidiaries or reasonably related thereto, (iv) in the event of a merger to which Borrower is a party, Borrower is the surviving entity, (v) subject to
         (vi) below, the aggregate cash portion of the total purchase price (including the assumption of Indebtedness) for all Acquisitions (including after giving effect to the subject Acquisition) consummated in the preceding 12-month period from the date of determination is not greater than Fifty Million Dollars ($50,000,000), (vi) to the extent the total purchase price (including the assumption of Indebtedness), whenever due, of an Acquisition would exceed Fifty Million Dollars ($50,000,000) in the aggregate for all Acquisitions (including after giving effect to the subject Acquisition) consummated in the preceding 12-month period from the date of determination, Borrower must provide satisfactory evidence to the Agent and the Lenders that not less than Fifty Percent (50%) of such excess amount will be funded by Borrower's issuance of stock or from the proceeds of an equity offering, and (vii) the total aggregate purchase price (including the assumption of

         Indebtedness) for all Acquisitions (including the subject Acquisition) consummated after the date hereof does not exceed Two Hundred Fifty Million Dollars ($250,000,000).

                  5.2.5. Contingent Obligations. Assume, guarantee, suffer to exist or otherwise become liable for any Contingent Obligations, except
         (a) for endorsements by Borrower and its Subsidiaries of negotiable instruments for deposit or collection in the ordinary course of business, and (b) as permitted by Section 5.2.3 and as set forth on
         Schedule 5.2.5 hereto.

                  5.2.6. Mergers and Consolidations. Merge or consolidate with any other Person, except (a) a Subsidiary may merge into Borrower or a Wholly-Owned Subsidiary, and (b) as permitted by Section 5.2.4.

                  5.2.7. New Subsidiaries. Create any new Subsidiary, except Borrower may create (but not acquire except pursuant to Section 5.2.4) Subsidiaries in substantially the same lines of business as currently conducted by Borrower or any of its Subsidiaries.

                  5.2.8. Accounting Policies. Change its fiscal year or any of its significant accounting policies, except to the extent necessary to comply with GAAP.

                  5.2.9. Change of Business. Make any material change in the nature of its business as carried on at the date of this Agreement.

                  5.2.10. Benefit Plans. Permit any Reportable Event under, or any partial or complete withdrawal from, or any other condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have the Plan terminated or a trustee appointed to administer the Plan; or engage in, or permit to exist or occur any other condition, event or transaction with respect to any Plan which, singly or in the aggregate, could have a Material Adverse Effect.

                  5.2.11. Affiliates. Enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

                  5.2.12. Sale and Leaseback. Enter into any Sale and Leaseback Transaction.

                  5.2.13. Operating Leases; Rentals. Enter into or remain liable upon any Operating Lease, except for Operating Leases with annual Rentals aggregating to not more than Ten Million Dollars ($10,000,000).

                  5.2.14. Dividends, Etc. (a) Declare or pay any dividend in cash or other Property (other than a dividend payable solely in the form of common stock of Borrower or a dividend payable by any Subsidiary to Borrower), if, at the time of such declaration or payment, (i) there shall have occurred and then be continuing any Default hereunder, or (ii) the payment of such dividend (assuming, in the case of a declaration, that the payment of such dividend were made immediately upon such declaration) would cause a Default hereunder; nor (b) redeem, repurchase, or otherwise acquire or retire any of the capital stock of Borrower at any time outstanding.

                  5.2.15. Restrictive Agreements. Enter into any agreement (excluding any restrictions existing under the Loan Documents) prohibiting (a) the (i) creation or assumption of any Lien upon its Property, except as provided in the documents governing the Senior Notes, or (ii) ability of Borrower to amend or otherwise modify this Agreement or any other Loan Document, except the Lenders acknowledge that the documents governing the Senior Notes restrict Borrower's ability to incur Indebtedness beyond certain limits as provided therein; or (b) the ability of any Subsidiary to make any payments, directly or indirectly, to Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to Borrower, except as provided in subsection (c) of the definition of "Permitted Debt" as defined in the documents governing the Senior Notes.


                                                     SECTION 6

                                           Conditions Precedent to Loans

                  6.1. Conditions to Initial Advance. The obligation of the Lenders to make the initial Advance under the Facilities (including the issuance of a Letter of Credit) is subject to each of the following conditions precedent:

                  6.1.1. Secretary's Certificates. Borrower shall have furnished to the Agent (with sufficient copies for the Lenders), and the Agent shall have determined satisfactory in all respects, certificates, each dated as of the date of the initial Advance hereunder, signed by the
         Secretary or an Assistant Secretary of Borrower, respectively, certifying, in each case and as the case may be, as true, accurate and complete, and attaching (a) copies of Borrower's articles or certificate of incorporation (which shall bear the recent certification by the appropriate Secretary of State), (b) copies of Borrower's code of by-laws or regulations, as amended, (c) original certificates of existence and/or good standing issued as of a recent date by the Secretaries of State of the respective states of incorporation, of Borrower, (d) original certificates issued by the appropriate Secretaries of State as of a recent date evidencing the qualification by Borrower to do business as a foreign corporation in each jurisdiction in which Borrower conducts business, (e) copies of resolutions adopted, respectively, by the Boards of Directors of Borrower appropriately authorizing the transactions contemplated hereby and specifying the names and capacities of those Persons authorized to execute the Loan

         Documents, as the case may be, and (f) the incumbency and genuine signatures of each officer of Borrower, authorized to sign the Loan Documents. (The Lenders shall be entitled to rely upon such certificates until informed in writing of any change by Borrower.)

                  6.1.2. Insurance. Borrower shall have furnished to the Agent evidence of the insurance required by this Agreement in a form reasonably satisfactory to the Agent.

                  6.1.3. Loan Documents. Each of the Loan Documents shall have been executed and delivered by Borrower to the Agent.

                  6.1.4. Opinion of Counsel. The Agent shall have received a favorable written opinion of counsel to Borrower, dated of even date herewith, in form and substance acceptable to the Lenders.

                  6.1.5. UCC Searches. The Agent shall have received satisfactory return after search in accordance with the Uniform Commercial Code or other applicable law in such governmental offices as the Agent shall have deemed appropriate.

                  6.1.6. Litigation. No injunction or temporary restraining order which, in the judgment of the Agent or the Required Lenders, would prohibit the making of the Loans; and no litigation has been filed which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Borrower and its Subsidiaries, taken as a whole.

                  6.1.7. Solvency Certificate. The Agent shall have received a certificate from the chief financial officer of Borrower in a form reasonably satisfactory to the Agent supporting the conclusions that, Borrower and its Subsidiaries, on a Consolidated basis, are solvent and will be solvent subsequent to incurring the Indebtedness, will be able to pay their debts and liabilities as they become due, and will not be left with unreasonably small capital with which to engage in their businesses.

                  6.1.8. Environmental Matters. If requested by the Agent, the Agent shall have received updates of past environmental audits furnished to the Agent, in form, substance and scope satisfactory to the Required Lenders, which updates shall not disclose any condition which, with the passage of time, or the giving of notice or both, would give rise to any liability that, singly or in the aggregate, could have a Material Adverse Effect and shall not otherwise disclose that Borrower is in violation of Environmental Laws, noncompliance with which could, singly or in the aggregate, have a Material Adverse Effect.

                  6.1.9. Existing Facilities. Concurrently with the initial Advance under the Facilities, Borrower shall have prepaid and repaid all outstanding obligations under that certain Credit Agreement as of April 8, 1996, as amended, among Borrower, the Agent and the lenders party thereto, and any existing commitments of such lenders shall have been terminated to the satisfaction of the Agent.

                  6.1.10. Legal. All legal (including tax implications) and regulatory matters relative to the Loans shall be satisfactory to the Required Lenders.

                  6.1.11. Regulations. Borrower shall have complied with all applicable requirements of Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System.

                  6.1.12. No Default; No Material Adverse Change. The Agent shall have received a certificate signed by the chief executive officer or chief financial officer of Borrower stating that on the Closing Date
         (a) no Default or Unmatured Default has occurred and is continuing, and
         (b) no material adverse change in the business, condition (financial or otherwise), operations, performance, properties, or prospects of Borrower and its Subsidiaries, taken as a whole, since August 31, 1997 has occurred.

                  6.1.13.  Commitment  Fees and Expenses.  The fees described in
         Section 2.6 shall have been paid by Borrower, and Borrower shall have reimbursed the Agent for all reasonable legal fees and other expenses of the Agent in connection with the Facilities.

                  6.1.14. Senior Notes. The terms and conditions of the Senior Notes shall be consistent with those described in Borrower's preliminary offering materials and the Lenders shall have received (a) copies of the documents governing the Senior Notes, and (b) a certificate signed by an Authorized Officer of Borrower stating that the terms and conditions set forth in the final documents governing the Senior Notes are not materially different than the terms and conditions described in such preliminary offering materials. In addition, Borrower shall have received the proceeds from the issuance of the Senior Notes.

                  6.1.15. Money Transfer Instructions. Borrower has furnished to the Agent (with sufficient copies for the Lenders) written money transfer instructions, in substantially the form of Exhibit D hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

                  6.1.16. Additional Documentation. The Agent shall have received such other documents, instruments, financing statements, assignments, waivers, certificates, reaffirmations, consents and opinions as the Agent may reasonably request.

                  6.2. Conditions to Subsequent Advances. The obligation of the Lenders to make each subsequent Advance or for NBD to issue any Letter of Credit under the Facilities is subject to each of the following conditions precedent:

                  6.2.1. No Default. No Default or Unmatured Default shall have occurred and be continuing.

                  6.2.2. Representations and Warranties. Each representation and warranty contained in Section 4 shall be true and correct in all material respects as of the date of such Advance, except to the extent any such representation or warranty relates solely to an earlier date.

                  6.2.3. Legal Matters. All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Agent and its counsel.

                  6.2.4. Expenses. Borrower shall have reimbursed the Agent for all legal fees and other reasonable expenses incurred by the Agent in connection with the Facilities.

                  6.3. General. Each request for an Advance under the Facilities shall constitute a representation and warranty by Borrower that the applicable conditions contained in this Section 6 have been satisfied.


                                                     SECTION 7

                                                      Default

         The occurrence of any of the following events shall be deemed a Default hereunder:

                  (a) Any representation or warranty made by or on behalf of Borrower to the Lenders or the Agent under or in connection with any Loan Document, shall be false in any material respect as of the date on which made;

                  (b) Borrower fails to make any payment of principal of, or interest on, any of the Notes when due, or any fee or other payment Obligation within five days after the same becomes due;

                  (c) The breach by Borrower of any of the covenants contained in Sections 5.1.1 through 5.1.16 (other than Sections 5.1.1(c) and 5.1.13) which breach remains uncured for a period which is the earlier of twenty (20) days after the occurrence thereof or ten (10) days after written notice to Borrower from the Agent or a Lender; or the breach by Borrower of any other covenant contained in Section 5;

                  (d) The breach by Borrower of any other terms or provisions of the Loan Documents (other than a breach which constitutes a Default under Section 7(a), (b) or (c) above) not cured within thirty (30) days after written notice from the Agent or a Lender to Borrower specifying such breach;

                  (e) The failure of Borrower or any of its Subsidiaries to pay any other Indebtedness aggregating in excess of Ten Million Dollars ($10,000,000) when due or within any applicable grace or cure period, or the default by Borrower or any of its Subsidiaries in the performance of any other term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity, unless such default is waived in writing by the holder or holders of such Indebtedness; or any such Indebtedness shall be validly declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof;

                   (f) Borrower shall (i) have an order for relief entered with respect to it under the Federal Bankruptcy Code, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (v) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) suspend operations as currently conducted or discontinue doing business as an ongoing concern;

                  (g) Without the application, approval or consent of Borrower, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any Substantial Portion of its Property, or a proceeding described in item (f) shall be instituted against Borrower and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days;

                  (h)  Any  Governmental   Authority  shall  condemn,  seize  or
         otherwise appropriate, or take custody or control of all or any Substantial Portion of the Property of Borrower;

                  (i) Borrower or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money which when aggregated with all other such outstanding judgments or orders exceeds Five Million Dollars ($5,000,000) and which is not stayed on appeal or otherwise appropriately contested in good faith, or any attachment, levy or garnishment is issued against any Property of Borrower or such Subsidiary;

                  (j) The Unfunded Liabilities of all Single Employer Plans shall exceed Five Million Dollars ($5,000,000) in the aggregate or any Reportable Event shall occur in connection with any Plan;

                  (k) Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multi-employer Plan that it has incurred withdrawal liability to such Multi-employer Plan in an amount which, when aggregated with all other amounts required to be paid to Multi-employer Plans by Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds Five Million Dollars ($5,000,000);

                  (l) Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multi-employer Plan that such Multi-employer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of Borrower and the other members of the Controlled Group (taken as a whole) to all
         Multi-employer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multi-employer Plans for the respective plan years of each such Multi-employer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding Five Million Dollars ($5,000,000);

                  (m)          If there occurs a Change in Control; or

                  (n) any Loan Document shall fail to remain in full force or effect or any action shall be taken to discontinue or assert the invalidity or unenforceability of any Loan Document.


                                                     SECTION 8

                                                      Remedy

         8.1. Acceleration. If any Default described in Section 7 (f) or Section 7 (g), occurs, the Commitments and all obligations of the Lenders to make, renew or convert Advances of the Facilities, to accept drafts or to issue Letters of Credit hereunder shall automatically terminate and the Obligations (including, without limitation, the Obligation to deposit with the Agent a sum equal to the aggregate face amount of the outstanding Letters of Credit pursuant to Section 8.2) shall immediately become due and payable without any election or action on the part of any Lender or the Agent. If any other Default occurs, then upon the declaration of the Required Lenders or the Agent at the direction of the Required Lenders, the obligations of the Lenders to make, renew or convert Advances of the Facilities, to accept drafts and to issue Letters of Credit under this Agreement shall terminate, and the Obligations (including, without limitation, the Obligation to deposit with the Agent a sum equal to the aggregate face amount of the outstanding Letters of Credit pursuant to Section 8.2) shall immediately become due and payable. In either event, the Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives. The remedies of the Lenders specified in this Agreement and the other Loan Documents shall not be exclusive, and the Lenders may avail themselves of any of the remedies provided by law as well as any equitable remedies available to the Lenders, and each and every remedy shall be cumulative and concurrent and shall be in addition to every other remedy now or hereafter existing at law or in equity.

         8.2. Deposit to Secure Reimbursement Obligations. When any Default has occurred and is continuing, the Required Lenders or the Agent at the direction of the Required Lenders may demand that Borrower immediately pay to the Agent an amount equal to the aggregate outstanding amount of the Letters of Credit, and Borrower shall immediately upon any such demand make such payment. Borrower hereby irrevocably grants to the Agent for the benefit of the Lenders a security interest in all funds deposited to the credit of or in transit to any deposit account or fund established pursuant to this Section 8.2, including, without limitation, any investment of such fund. Borrower hereby acknowledges and agrees that the Agent and NBD would not have an adequate remedy at law for failure by Borrower to honor any demand made under this Section 8.2 and that the Agent and NBD shall have the right to require Borrower specifically to perform its undertakings in this Section 8.2 whether or not any draws have been made under any Letter of Credit. In the event the Agent or NBD makes a demand pursuant to this Section 8.2, and Borrower makes the payment demanded, the Agent agrees to invest the amount of such payment for the account of Borrower and at Borrower's risk and direction in Qualified Investments.

         8.3. Subrogation. NBD shall, to the extent of any payments made by NBD under any Letter of Credit, be subrogated to all rights of the beneficiary of such Letter of Credit as to all obligations of Borrower and its Subsidiaries with respect to which such payment shall have been made by NBD.

         8.4. Preservation of Rights. No delay or omission of the Agent or any Lender to exercise any power or right under the Loan Documents shall impair such power or right or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any power or right shall not preclude other or further exercise thereof or the exercise of any other power or right. No Advance hereunder shall constitute a waiver of any of the conditions of any Lender's obligation to make further Advances, nor, in the event Borrower is unable to satisfy any such condition, shall a waiver of such condition in any one instance have the effect of precluding any Lender from thereafter declaring such inability to be a Default hereunder. No course of dealings shall be binding upon the Agent or any Lender.


                                                     SECTION 9

                                                     The Agent

         9.1. Appointment. Each of the Lenders hereby designates and appoints NBD as the Agent of such Lender under the Loan Documents, and each such Lender authorizes NBD to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The duties of the Agent shall be administrative in nature, and the Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement, and the Agent shall not be deemed to have assumed any obligation toward, or relationship or agency or trust with or for, Borrower. The provisions of this Section 9 are solely for the benefit of the Agent and the Lenders, and Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof.

         9.2. Powers. The Agent shall have and may exercise such powers hereunder and under the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereby, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders or any obligation to the Lenders to take any action hereunder or thereunder, except any action specifically provided by this Agreement or the other Loan Documents to be taken by the Agent. The Agent shall take such action or refrain from taking such action as is directed by the Required Lenders, or, if this Agreement or the Loan Documents requires that such direction shall be given by all of the Lenders, then by all the Lenders.

         9.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents except for its own gross negligence or willful misconduct, or be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Borrower or any Subsidiary or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or any of the Lenders under or in connection with this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents or for any failure of Borrower to perform the Obligations. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or the conditions of, this Agreement. The Agent shall be fully justified in failing or refusing to take any action hereunder or under the other Loan Documents unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability and expense which may be incurred by it or by reason of taking or continuing to take any such action.

         9.4. Reliance by Agent. The Agent shall in all cases be fully protected in acting, or refraining from acting, hereunder or under the other Loan Documents in accordance with written instructions signed by the Required Lenders or by each of the affected Lenders pursuant to Section 11.1, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Lenders and on all holders of the Notes. The Lenders acknowledge that the Agent is under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders or by each of the affected Lenders pursuant to Section 11.1. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any requests, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         9.5. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees or agents has made any representations or warranties to it and that no act by the Agent hereinafter taken, including, without limitation, any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by the Agent to any of the Lenders. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, financial condition and credit-worthiness of Borrower and made its own decision to make its Commitments and Advances and enter into this Agreement. Each Lender also represents that it will independently and without reliance upon the Agent or the other Lenders, and based upon such documents and information as it may deem appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement. The Agent makes no representation or warranty of any kind with respect to the validity, enforceability, legality or sufficiency of the Loan Documents or any of the other documents referred to or contemplated herein or therein.

         9.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         9.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         9.8. Defaults; Notices. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Unmatured Default unless the Agent has received written notice from a Lender or Borrower specifying such Default or Unmatured Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice, the Agent shall promptly give written notice thereof to the Lenders. Any time a Lender has actual knowledge of the occurrence of any Default or Unmatured Default, such Lender shall promptly give written notice thereof to the Agent. The Agent shall take such action with respect to a Default or a Unmatured Default as shall be reasonably directed in writing by the Required Lenders or all the Lenders, as applicable, provided, however, that, unless and until the Agent shall have received such direction, the Agent may take such action, or refrain from taking such action with respect thereto, as it shall deem advisable in the best interests of the Lenders. The Agent shall have no obligation to impose or collect the Default rate of interest as provided in Section 2.2.3 unless and until instructed in writing by the Required Lenders, which written instruction shall include the Required Lenders' determination of the date of Default and the amount of interest due and payable by Borrower.

         9.9. Rights as Lender. The Agent shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise requires, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with Borrower, as if it were not the Agent. Borrower hereby authorizes the Agent, as the Agent may elect in its sole discretion, to discuss with, and furnish to, the Lenders or for a proper business purpose or to any other Person having an interest in the Obligations (whether as a guarantor, pledgor, Participant, Purchaser or otherwise) all Financial Statements, audit reports and other information pertaining to Borrower or any Subsidiary whether such information was provided by Borrower or such Subsidiary or prepared or obtained by the Agent, provided that the Agent shall require the recipient of any such information to comply with the confidentiality provisions of Section 11.11. Neither the Agent nor any of its employees, officers, directors or agents makes any representation or warranty regarding any audit reports or other analysis of Borrower's or any Subsidiary's condition which the Agent may elect to distribute, whether such information was provided by Borrower or any Subsidiary or prepared or obtained by the Agent, nor shall the Agent or any of its employees, officers, directors or agents be liable to any Person receiving a copy of such reports or analysis for any inaccuracy or omission contained therein or relating thereto.

         9.10. Agent's Indemnification and Reimbursement. The Lenders agree to indemnify and to reimburse the Agent (to the extent not reimbursed by or on behalf of Borrower) according to their Pro Rata Shares, from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Agent under this Agreement or the other Loan Documents, provided that no Lender shall be liable for any portion of the foregoing resulting from the Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to indemnify and reimburse the Agent (to the extent not reimbursed by or on behalf of Borrower) promptly upon demand for its Pro Rata Share of (a) any expenses for which the Agent is entitled to reimbursement by Borrower hereunder, and (b) any out-of-pocket expenses (including, without limitation, fees and disbursements of counsel) incurred by the Agent on behalf of the Lenders in connection with the preparation, administration or enforcement of, or legal advice in respect of, its rights or responsibilities under this Agreement.

         9.11. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's notice of resignation, then the retiring Agent may appoint, on behalf of Borrower and the Lenders, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least Two Hundred Million Dollars ($200,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                                   SECTION 10

                Benefit of Agreement; Assignments; Participations

         10.1. Successors and Assigns. Each Lender will accept the Notes as evidence of loans made in the ordinary course of its commercial banking or investing business. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and the Lenders and their respective successors and assigns, except that (a) Borrower shall not have the right to assign its rights or obligations under the Loan Documents, and (b) any assignment by any Lender must be made in compliance with Section 10.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 10.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferor of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         10.2.    Participations.

                  10.2.1. Permitted Participations; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Eligible Assignees ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  10.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Facility in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Facility, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Facility, releases any guarantor of any such Facility or releases any Substantial Portion of collateral, if any, securing any such Facility.

                  10.2.3. Benefit of Set-off. Borrower agrees that each Participant shall be deemed to have the right of set-off provided in
         Section 11.2 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of set-off provided in Section 11.2 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of set-off provided in Section 11.2, agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         10.3.    Assignments.

                  10.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more Eligible Assignees ("Purchasers") all or any part of its Loans, rights and obligations under the Loan Documents, and such assignments need not be pro rata among the Facilities. Such assignment shall be made pursuant to an Assignment Agreement substantially in the form of Exhibit E hereto or in such other form as may be agreed to by the parties thereto. The consent of Borrower and the Agent (which consents shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof, and each such assignment to a Purchaser which is not a Lender or an Affiliate thereof shall transfer an interest in the Facilities of not less than the lesser of (a) Five Million Dollars ($5,000,000), or
         (b) the then remaining amount of such Lender's Loans and Commitments); provided, however, that if a Default has occurred and is continuing, the consent of Borrower shall not be required.

                  10.3.2. Effect; Effective Date. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form of Exhibit I to Exhibit E hereto (a "Notice of Assignment"), together with any consents required by Section 10.3.1, (b) acceptance and recording of the Notice of Assignment by the Agent in accordance with Section 10.4, and (c) payment of a Three Thousand Five Hundred Dollar ($3,500) fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. Notwithstanding anything to the contrary contained herein, no assignment of any Loan evidenced by a Registered Note shall be effective unless and until the assignment is recorded in the Register. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are Plan Assets and that the rights and interests of the Purchaser in and under the Loan Documents will not be Plan Assets. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section, Schedule 1 shall be deemed modified to reflect the Commitments of the Purchaser and of the existing Lenders, and the transferor Lender, the Agent and Borrower shall make appropriate arrangements so the replacement Notes are issued to such transferor Lender, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         10.4.    Registered Notes.

                  (a) Any Non-U.S. Lender that could become completely exempt from withholding of any taxes in respect of payment of any interest due to such Non-U.S. Lender under this Agreement if the Notes held by such Lender were in registered form for United States federal income tax purposes may request Borrower (through the Agent), and Borrower agrees
         (i) to exchange for any Notes held by such Lender, or (ii) to issue to such Lender by the date it becomes a Lender, promissory note(s) registered as provided in clause (b) of this Section 10.4 (each, a "Registered Note," to be in substantially the form of Exhibit A-1 hereto, as applicable). Registered Notes may not be exchanged for Notes that are not Registered Notes.

                  (b) Borrower shall maintain, or cause to be maintained, a register (the "Register") which, at the request of Borrower, shall be kept at no extra charge to Borrower by the Agent, acting for this purpose solely as agent of Borrower, at the address to which notices to the Agent are to be sent hereunder, on which it enters the name of the registered owner of each Loan evidenced by a Registered Note.

                  (c) A Registered Note and the Loan evidenced thereby may be assigned or otherwise transferred in whole or in part pursuant to
         Section 10.3 only by registration of such assignment or transfer of such Registered Note and the Loan evidenced thereby on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of a Loan and the Registered Note evidencing the same shall be recorded on the Register only upon surrender for registration of assignment or transfer of the Registered Note evidencing such Loan; duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder of such Registered Note and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the Purchaser and, if applicable, to the assignor Lender. The entries in the Register shall be conclusive and Borrower, the Agent, and the Lenders shall treat the Person in whose name such Loan(s) and the Registered Notes(s) evidencing the same are registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower and any Lender at any reasonable time upon reasonable prior notice.

         10.5. Dissemination of Information. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the credit-worthiness of Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 11.11.

         10.6. Tax Treatment. If any interest in any Loan Documents is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Sections 2.3.4(b) and 11.19.


                                   SECTION 11

                               General Provisions

         11.1. Waivers and Amendments. No delay or omission of the Lenders to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right. No waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by Borrower, the Required Lenders (or the Agent with the written consent of the Required Lenders), and, to the extent any rights or duties of the Agent may be affected thereby, the Agent; provided, however, that no waiver, amendment, modification, consent or other variation shall, without the prior written consent of each Lender affected thereby, (a) authorize or permit the extension of time for paying the principal of, or interest on, any Obligations (including, without limitation, payments due under Section 2.3.1), or any fees payable hereunder or thereunder, or any change in, or forgiveness or reduction of, the principal amount thereof or the rate of interest or fees thereon (other than as a result of waiving the applicability of any increase in the applicable interest rate upon Default or maturity) or increase the amount of any Lender's Commitment hereunder, (b) amend (i) the definition of Required Lenders or the percentage of Lenders required to take or approve any action hereunder, or (ii) the provisions of this Section or Sections 7 or 8.1, (c) release a Substantial Portion of collateral, if any, subject to any Loan Document, or (d) waive, amend, or modify any other provision of the Loan Documents which creates an Obligation on the part of Borrower to indemnify the Agent or any Lender or to pay money to the Agent or any Lender. Any such waiver, amendment, modification or consent shall be effective only in the specific instance and for the specific purpose for which given.

         11.2. Set-off by Lenders. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of a Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to, or for the credit or the account of, Borrower against and on account of the Obligations to such Lender, including, without limitation, all interests in Obligations of Borrower purchased by such Lender pursuant to
Section 10.2.3, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         11.3. Survival. All representations, warranties and indemnities made by Borrower in the Loan Documents shall survive delivery of the Notes, the establishment of the Facilities, the making of Loans and the termination of the Commitments.

         11.4. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, the Lenders shall not be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         11.5. Taxes. Any taxes (excluding taxation of the overall net income of the Agent or any Lender) payable or ruled payable by any Governmental Authority in respect of the Loan Documents shall be paid by Borrower, together with interest and penalties, if any.

         11.6. Choice of Law. The Loan Documents (other than those containing a contrary express choice of law provision) and the rights and obligations of the parties thereunder and hereunder shall be governed by, and construed and interpreted in accordance with the laws of the State of Indiana (but giving effect to federal laws applicable to national banks), notwithstanding the fact that Indiana conflict of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. Borrower hereby consents to the jurisdiction of any state or federal court located within Marion County, Indiana. All service of process may be made by messenger, certified mail, return receipt requested or by registered mail directed to Borrower at the addresses indicated aside its signature to this Agreement, and Borrower otherwise waives personal service of any and all process made upon Borrower. Borrower waives any objection which Borrower may have to any proceeding commenced in a federal or state court located within Marion County, Indiana, based upon improper venue or forum non conveniens. Nothing contained in this Section shall affect the right of the Lenders to serve legal process in any other manner permitted by law or to bring any action or proceeding against Borrower or its Property in the courts of any other jurisdiction.

         11.7. Headings. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

         11.8. Entire Agreement. The Loan Documents embody the entire agreement and understanding among Borrower, the Agent and the Lenders and supersede all prior agreements and understandings between Borrower, the Agent and the Lenders relating to the subject matter thereof.

         11.9. Expenses. Borrower shall reimburse the Agent for any and all reasonable costs, charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent, which attorneys may be employees of the Agent or its Affiliates), paid or incurred by the Agent in connection with the preparation, review, execution, delivery, amendment, modification and administration of the Facilities and/or the Loan Documents, which costs, charges and expenses shall be due and payable whether or not the Effective Date occurs. Borrower shall reimburse the Agent and the Lenders for any and all reasonable costs, charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders or their Affiliates), paid or incurred by the Agent and/or the Lenders in connection with the collection and enforcement of the Facilities and/or the Loan Documents. The Lenders may pay or deduct from the Loan proceeds any of such expenses, and any proceeds so applied shall be deemed to be Advances under this Agreement evidenced by the Notes, and shall bear interest at the Alternate Base Rate plus the Applicable Margin for ABR Loans. The obligations of Borrower under this Section shall survive the termination of this Agreement.

         11.10. Indemnification. Borrower agrees to indemnify the Lenders, and their successors and assigns (including any purchaser of a participation in the Facilities), and their respective directors, officers and employees, against all losses, claims, costs, damages, liabilities and expenses, including, without limitation, all expenses of litigation or preparation therefor (a "Loss"), which any of them may pay or incur in connection with or arising out of, or related to the Loan Documents, the transactions contemplated hereby, or the direct or indirect application or proposed application of the proceeds of the Facilities hereunder, except to the extent they are determined by a court of competent jurisdiction in a final and non-appealable order to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of Borrower under this Section shall survive the termination of this Agreement.

         11.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to, or as required by, law, regulation, or legal process, (e) to any Person as deemed reasonably necessary by such Lender or the Agent to prosecute or defend any legal proceeding to which that Lender or the Agent is a party, and (f) permitted by Section 10.5.

         11.12. Notice. Any notice required or permitted to be given under this Agreement may be, and shall be deemed effective if made in writing and delivered to the recipient's address, telex number or facsimile number addressed to Borrower at the address specified opposite its signature below, or if addressed to the Agent or the Lenders at the addresses indicated on Schedule 1 hereto, by any of the following means: (a) hand delivery, (b) United States first class mail, postage prepaid, (c) registered or certified mail, postage prepaid, with return receipt requested, (d) by a reputable rapid delivery service, or (e) by telegraph, telex, or facsimile when delivered to the appropriate office for transmission, charges prepaid, with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this Section shall be deemed given (aa) upon receipt if delivered by hand or wire transmission, (bb) three Business Days after mailing if mailed by first class, registered or certified mail, or (cc) one Business Day after deposit with an overnight courier service if delivered by overnight courier; provided that notices to the Agent under Section 2 shall not be effective until received. Borrower, the Agent and the Lenders may each change the address for service of notice upon it by a notice in writing to the other parties hereto in accordance with this Section 11.12.

         11.13. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         11.14. Incorporation by Reference. All Exhibits and Schedules hereto are incorporated herein by this reference. Each of the other Loan Documents shall be made subject to all of the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement to the same extent and effect as if fully set forth therein, and this Agreement is made subject to all of the terms, covenants, conditions, obligations, stipulations and agreements contained in the other Loan Documents to the same extent and effect as if fully set forth therein. The provisions of this Agreement, including, without limitation, provisions relating to maintenance of insurance, are in addition to, and not a limitation upon, the requirements of any other Loan Document.

         11.15. No Joint Venture. Notwithstanding anything to the contrary herein contained or implied, the Lenders, by this Agreement, or by any action pursuant hereto, shall not be deemed to be a partner of, or a joint venturer with, Borrower or one another, and Borrower hereby indemnifies and agrees to defend and hold the Lenders harmless, including the payment of reasonable attorneys' fees, from any Loss resulting from any judicial construction of the parties' relationship as such.

         11.16. Severability. In the event any provision of this Agreement or any of the Loan Documents shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not affect the validity, enforceability or legality of the remaining provisions hereof or thereof, all of which shall continue unaffected and unimpaired thereby.

         11.17. Waiver of Set-off by Borrower. Borrower agrees that it will not exercise, and it will not permit any Subsidiary to exercise, any right of set-off on any of the Obligations or under any Note or assert any claim for, reduction or credit against any of the Notes except when actual payment has been made.

         11.18. Lenders Not Controlling Borrower. None of the covenants or other provisions contained in the Loan Documents shall be deemed to give the Lenders the rights or power to exercise control over the affairs and/or management of Borrower or any Subsidiary, the power of the Lenders being limited to the right to exercise the remedies provided in the Loan Documents; provided, however, that if the Lenders become the owners of any stock or other equity interest in any Person, whether through foreclosure or otherwise, the Lenders shall be entitled (subject to requirements of law) to exercise such legal rights as it may have by virtue of being the owner of such stock or other equity interest in such Person.

         11.19. Foreign Lender Withholding Tax. Each Lender that is not a U.S. Person agrees that it will deliver to each of Borrower and the Agent at least five Business Days prior to the first date on which interest or fees are payable hereunder (or in the case of a Purchaser, on or prior to the date such Purchaser becomes a Lender) for the account of any Lender (a)(1) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, and (2) a duly completed United States Internal Revenue Service Form W-8 or W-9 certifying that such Lender is entitled to an exemption from United States backup withholding tax, or (b), in the case of a Lender not treated as a bank for regulatory, tax or other legal purposes in any jurisdiction, (1) a certificate signed under penalties of perjury that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code or a "conduit entity" within the meaning of United States Treasury Regulations
Section 1.881-3, and (2) a duly completed Internal Revenue Service Form W-8. Each Lender which so delivers a Form 1001, 4224 or W-8 further undertakes to deliver to each of Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or the Agent, in each case certifying, in the case of a Form 1001 or 4224, that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes and, in the case of a Form W-8, if such Lender is entitled to receive payments of interest under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         11.20. Replacement of Lenders. Upon a Lender charging to Borrower increased costs in excess of those being generally charged by the other Lenders, Borrower shall have the right, in accordance with the requirements of Section 10.3, if no Default will exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with an Eligible Assignee or Eligible Assignees (collectively, the "Replacement Lender"), reasonably acceptable to the Agent, provided that (a) at the time of any replacement pursuant to this Section, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to which the Replacement Lender shall acquire all the Commitments and outstanding Loans of, and in each case participation in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (i) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, plus (ii) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender, and (b) all Obligations of Borrower owing to the Replaced Lender (other than those specifically described in clause (a)(i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

         11.21 Relationship of Parties. The relationship between Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to Borrower. Neither the Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations.

          11.22 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         11.23. Agreement Effective. This Agreement shall be effective when it has been executed by Borrower, the Agent and the Lenders, provided the Lenders shall have no obligation under this Agreement until the Effective Date. In the event the Effective Date has not occurred by November 30, 1997, or such later date as agreed in writing by the Lenders, this Agreement shall terminate.


                                   SECTION 12

                                Ratable Payments

         If any Lender, whether by set off or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender in terms of its Pro Rata Share, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans after taking into effect the aforementioned payment and purchase. If any Lender, whether in connection with set off or amounts which might be subject to set off or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                   SECTION 13

                              Waiver of Jury Trial

        THE LENDERS, THE AGENT AND BORROWER, AFTER CONSULTING, OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS

(WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. NEITHER A LENDER, THE AGENT NOR BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE LENDERS, THE AGENT OR BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY THE LENDERS, THE AGENT AND BORROWER.


        IN WITNESS WHEREOF, Borrower, the Lenders and the Agent have caused this Agreement to be executed by their respective officers duly authorized as of the day and year first above written.












                      [This space intentionally left blank]

                                SIGNATURE PAGE OF
                             LILLY INDUSTRIES, INC.
                                       TO
                                CREDIT AGREEMENT







                                            LILLY INDUSTRIES, INC.


                                       By: /s/ John C. Elbin
                                          John C. Elbin, Chief Financial Officer
                                            and Secretary




Address:

733 South West Street
Indianapolis, IN  46225
Attention:  John C. Elbin
Facsimile: 317-687-6710

                                                 SIGNATURE PAGE OF
                                                  NBD BANK, N.A.,
                                                        TO
                                                 CREDIT AGREEMENT







                                             NBD BANK, N.A.,
                                             individually and as Agent


                                       By: /s/ Dennis L. Bassett
                                           -------------------------------
                                           Dennis L. Bassett

                                      Its: Senior Vice President

                                SIGNATURE PAGE OF
                            FIRST UNION NATIONAL BANK
                                       TO
                                CREDIT AGREEMENT







                                             FIRST UNION NATIONAL BANK



                                       By: /s/ Mark M. Harden
                                            Mark M. Harden
                                      Its: Vice President

                                SIGNATURE PAGE OF
                            DRESDNER BANK AG-NEW YORK
                            AND GRAND CAYMAN BRANCHES
                                       TO
                                CREDIT AGREEMENT







                               DRESDNER BANK AG - NEW YORK
                               AND GRAND CAYMAN BRANCHES


                          By: /s/ Lawrence E. Jones     /s/ Michael E. Terry

                          Its: Vice President           Assistant Vice President

                                SIGNATURE PAGE OF
                          NATIONAL CITY BANK OF INDIANA
                                       TO
                                CREDIT AGREEMENT







                                            NATIONAL CITY BANK OF INDIANA


                                       By: /s/ Frank B. Meltzer
                                           Frank B. Meltzer, Vice President and
                                           Senior Lending Officer

                                SIGNATURE PAGE OF
                          KEYBANK NATIONAL ASSOCIATION
                                       TO
                                CREDIT AGREEMENT







                                            KEYBANK NATIONAL ASSOCIATION


                                       By: /s/ Frank J. Jancar

                                      Its: Vice President

                                SIGNATURE PAGE OF
                          HARRIS TRUST AND SAVINGS BANK
                                       TO
                                CREDIT AGREEMENT







                                            HARRIS TRUST AND SAVINGS BANK


                                       By: /s/ Peter Krawchuk
                                           Peter Krawchuk

                                      Its: Vice President

                                SIGNATURE PAGE OF
                             BANK ONE, INDIANA, N.A.
                                       TO
                                CREDIT AGREEMENT







                                             BANK ONE, INDIANA, N.A.


                                       By: /s/ Bruce D. Si

                                      Its: Vice President

                               Schedule 1-Lenders


Lenders                                                      Revolving Loan
And Addresses                                                Commitment


NBD Bank, N.A.                                               $ 35,000,000
One Indiana Square
Third Floor
Indianapolis, IN 46266
Attn: Dennis Bassett
Fax: 317-266-6042

Bank One, Indiana, N.A.                                      $  25,000,000
111 Monument Circle
Suite 1921
Indianapolis, IN  46277
Attn:  Brian Smith
Fax:  (317) 321-8079

First Union National Bank                                    $  25,000,000
One First Union Center, TW-5
301 S. College Street
Charlotte, NC  28288
Attn:  Stephen D. Johnson
Fax:  (704) 374-2802

Harris  Trust and Savings Bank                               $  25,000,000
111 West Monroe, 10-West
Chicago, IL  60603
Attn:  Peter Krawchuk
Fax:  (312) 461-5225

KeyBank National Association                                 $  25,000,000
127 Public Square
Mail Station OH-01-27-0606
Cleveland, OH  44114
Attn:  Frank Jancar
Fax:  (216) 689-4981

National City Bank of Indiana                                $  25,000,000
101 W. Washington St., Ste. 200E
Indianapolis, IN  46255
Attn:  Frank B. Meltzer
Fax:  (317) 267-8899

Lenders                                                      Revolving Loan
And Addresses                                                Commitment



Dresdner Bank AG - New York                                  $  15,000,000
and Grand Cayman Branches
75 Wall Street
New York, New York 10005
Attn:  Michael Terry
Fax:  (212) 429-2192





                                                             $ 175,000,000

                             SCHEDULE 4.10 AND 5.2.3

                                  INDEBTEDNESS


         The Borrower  incorporates  Schedule  5.2.2 by reference into Schedules
4.10 and 5.2.3.

         An existing bank credit facility to be paid off with Loan proceeds.

         A 10-year economic development note relating to the State of Kentucky. The principal amount of the note is $186,000 and the lender is National City Bank.

                                  SCHEDULE 4.7

                                  SUBSIDIARIES

                             LILLY INDUSTRIES, INC.

                                                                                                        Jurisdiction
                                                                                      Percent                of
             Investment In                             Owned By                      Ownership          Organization
Lilly Industries (USA), Inc.            Lilly Industries, Inc.                         100%                Indiana
Lilly Industries (Far East),            Lilly Industries, Inc.                         100%                Taiwan
Ltd.
Lilly Industries, Inc.                  Lilly Industries, Inc.                         100%                Ontario,
(Canada)                                                                                                   Canada
Lilly Industries (Asia)                 Lilly Industries, Inc.                         100%                Hong Kong
Limited
Lilly Industries (Malaysia)             Lilly Industries, Inc.                         100%                Malaysia
Sdn.Bhd.
Lilly (Ireland), Ltd.                   Lilly Industries, Inc.                         100%                Ireland
Lilly Industries (Cornwall)             Lilly Industries (USA), Inc.                   100%                Ontario,
Limited                                                                                                    Canada
London Laboratories                     Lilly Industries (USA), Inc.                   100%                Ontario,
Limited                                                                                                    Canada
London Laboratories                     Lilly Industries (USA), Inc.                   100%                Germany
GmbH
Guardsman UK Limited                    Lilly Industries (USA), Inc.                   100%                United
                                                                                                           Kingdom
GCI Insurance Company,                  Lilly Industries (USA), Inc.                   100%                Bermuda
Limited
Guardsman Chemicals                     Lilly Industries (USA), Inc.                   100%                U.S. Virgin
International Inc.                                                                                         Islands
Dongguan Lilly Paint                    Lilly Industries (Asia)                        100%                Peoples
Industries Ltd.                         Limited                                                            Republic of
                                                                                                           China

                             SCHEDULE 4.10 AND 5.2.3

                                  INDEBTEDNESS


         The Borrower  incorporates  Schedule  5.2.2 by reference into Schedules
4.10 and 5.2.3.

         An existing bank credit facility to be paid off with Loan proceeds.

         A 10-year economic development note relating to the State of Kentucky. The principal amount of the note is $186,000 and the lender is National City Bank.

                                  SCHEDULE 4.13

                                   LITIGATION

         None.

                             SCHEDULE 4.16 AND 5.2.5

                             CONTINGENT OBLIGATIONS


         Lilly Industries, Inc. guarantees the lease of an aircraft by LR Aviation, Inc. Lilly Industries, Inc. owns 50% of the capital stock of LR Aviation, Inc.

                                 SCHEDULE 5.2.2

                                 PERMITTED LIENS

                                      None

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

$                                                     Date: October       , 1997
 -------------------------------                                    ------
                                                           Indianapolis, Indiana

         FOR VALUE RECEIVED, LILLY INDUSTRIES, INC., an Indiana corporation ("Borrower"), hereby promises to pay without setoff or counterclaim to the order of
         (the "Lender"), or its assigns, at the main office of NBD BANK, N.A. (the "Agent"), as Agent under the Agreement (hereinafter defined) in the City of Indianapolis, Indiana, or at such other place as the holder hereof may designate in writing, the principal sum of Dollars ($ ), or the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Section 2 of the Agreement, in lawful money of the United States of America and in immediately available funds, together with interest on the unpaid principal balance existing from time to time at the per annum rates and on the dates set forth in the Agreement. The Borrower shall pay the principal and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date, and shall make such mandatory payments as are required to be made under the terms of Section 2 of the Agreement.

         The Lender shall, and is hereby authorized to, record on any schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan under this Note and the date and amount of each principal payment hereunder.

         This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of that certain Credit Agreement dated as of even date herewith among Borrower, the lenders party thereto, including the Lender and NBD Bank, N.A., as the Agent for the Lenders (as the same may be amended from time to time, the "Agreement"), to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including, without limitation, the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         Subject to any applicable grace or cure period set forth in the Agreement, if Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter prior to such Default being cured, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the maturity date specified herein or in the Agreement, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance


Page 1 of a Note containing Two Pages, dated October           , 1997 from LILLY
INDUSTRIES, INC. to                           .

hereof and with interest from the date of Default on the unpaid principal balance hereof at the Default rate specified in Section 2.2 of the Agreement, shall, at the election of the Required Lenders (except as otherwise provided for automatic acceleration on the occurrence of certain Defaults specified in the Agreement), and without relief from valuation and appraisement laws, become immediately due and payable.

         Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

         Notice of acceptance of this Note by the Lender is hereby waived.

      BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF BORROWER OR ANY OF THE LENDERS. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BORROWER, THE LENDER AND THE OTHER LENDERS.

      IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.

                             LILLY INDUSTRIES, INC.

                                                     By:

                                                     Its:


Page 2 of a Note containing Two Pages, dated October           , 1997 from LILLY
INDUSTRIES, INC. to                           .

                           SCHEDULE OF REVOLVING LOANS
                            AND PAYMENTS OF PRINCIPAL



BORROWER:                  LILLY INDUSTRIES, INC.

NOTE DATED:                OCTOBER      , 1997

             Principal                       Maturity
             Amount           Type          of Interest       Amount of              Unpaid
Date         of Loan        of Loan          Period        Principal Repaid          Balance       Maturity
----         -------        -------          ------        ----------------          -------       --------





















Page 3 of a  Note  containing  Two  Pages,  dated  October  ,  1997  from  LILLY
INDUSTRIES, INC. to                                     .

                                   EXHIBIT A-1

                        REVOLVING REGISTERED CREDIT NOTE

$                                                     Date: October       , 1997
 -------------------------------                                    ------
                                                          Indianapolis, Indiana

         FOR VALUE RECEIVED, LILLY INDUSTRIES, INC., an Indiana corporation ("Borrower"), hereby promises to pay without setoff or counterclaim to the order of
         (the "Lender"), or its assigns, at the main office of NBD BANK, N.A. (the "Agent"), as Agent under the Agreement (hereinafter defined) in the City of Indianapolis, Indiana, or at such other place as the holder hereof may designate in writing, the principal sum of Dollars ($ ), or the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Section 2 of the Agreement, in lawful money of the United States of America and in immediately available funds, together with interest on the unpaid principal balance existing from time to time at the per annum rates and on the dates set forth in the Agreement. The Borrower shall pay the principal and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date, and shall make such mandatory payments as are required to be made under the terms of Section 2 of the Agreement.

         The Lender shall, and is hereby authorized to, record on any schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan under this Note and the date and amount of each principal payment hereunder.

         This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of that certain Credit Agreement dated as of even date herewith among Borrower, the lenders party thereto, including the Lender and NBD Bank, N.A., as the Agent for the Lenders (as the same may be amended from time to time, the "Agreement"), to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including, without limitation, the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         Subject to any applicable grace or cure period set forth in the Agreement, if Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter prior to such Default being cured, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the maturity date specified herein or in the Agreement, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance


Page 1 of a Note  containing  Three  Pages,  dated  October  , 1997  from  LILLY
INDUSTRIES, INC. to                                              .

hereof and with interest from the date of Default on the unpaid principal balance hereof at the Default rate specified in Section 2.2 of the Agreement, shall, at the election of the Required Lenders (except as otherwise provided for automatic acceleration on the occurrence of certain Defaults specified in the Agreement), and without relief from valuation and appraisement laws, become immediately due and payable.

         Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

         Notice of acceptance of this Note by the Lender is hereby waived.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SUBSECTION 10.4 OF THE CREDIT AGREEMENT.

         BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR
ACTIONS OF BORROWER OR ANY OF THE LENDERS. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BORROWER, THE LENDER AND THE OTHER LENDERS.




Page 2 of a Note  containing  Three  Pages,  dated  October  , 1997  from  LILLY
INDUSTRIES, INC. to                               .

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.



                                       LILLY INDUSTRIES, INC.


                                       By:

                                      Its:


Page 3 of a Note  containing  Three  Pages,  dated  October  , 1997  from  LILLY
INDUSTRIES, INC. to                                              .

                                            SCHEDULE OF REVOLVING LOANS
                                             AND PAYMENTS OF PRINCIPAL



BORROWER:                  LILLY INDUSTRIES, INC.

NOTE DATED:                OCTOBER      , 1997


             Principal                       Maturity
             Amount           Type          of Interest       Amount of              Unpaid
Date         of Loan        of Loan          Period        Principal Repaid          Balance       Maturity
----         -------        -------          ------        ----------------          -------       --------























Page 4 of a Note  containing  Three  Pages,  dated  October  , 1997  from  LILLY
INDUSTRIES, INC. to                                    .

                                                                       EXHIBIT B

                                   CREDIT NOTE
                             (Cash Management Line)


$15,000,000.00                                           Dated: October 24, 1997
                                                           Indianapolis, Indiana

         FOR VALUE RECEIVED, LILLY INDUSTRIES, INC., an Indiana corporation (the "Borrower"), hereby promises to pay without setoff or counterclaim to the order of NBD BANK, N.A., a national banking association ("NBD"), or its assigns, at its principal office at Indianapolis, Indiana, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars ($15,000,000), or so much thereof as may be advanced and outstanding from time to time, together with interest on the unpaid principal balance existing from time to time at the per annum rates and on the dates set forth in the Agreement (hereinafter defined). The Borrower shall pay the principal and accrued and unpaid interest on this Note in full on the Facility Termination Date, and shall make such mandatory payments as are required to be made under the terms of Section 2 of the Agreement.

         NBD shall, and is hereby authorized to, record on any schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Advance under this Note and the date and amount of each principal payment hereunder.

         This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of that certain Credit Agreement of even date herewith among Borrower, the lenders party thereto, and NBD, individually and as Agent (as the same may be amended from time to time, the "Agreement"), to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including, without limitation, the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         Subject to any applicable grace or cure period set forth in the Agreement, if Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, when due, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter prior to such Default being cured, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the maturity date specified herein, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance hereof and with

Page 1 of a Note containing Two Pages dated October 24, 1997 from LILLY INDUSTRIES, INC. to NBD BANK, N.A.

interest from the date of Default on the unpaid principal balance hereof at the Default rate specified in Section 2.2 of the Agreement, shall, at the election of NBD (except as otherwise provided for automatic acceleration on the occurrence of certain Defaults specified in the Agreement), and without relief from valuation and appraisement laws, become immediately due and payable.

         Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

         Notice of acceptance of this Note by NBD is hereby waived.

         BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR
ACTIONS OF BORROWER OR NBD. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY NBD EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BORROWER AND NBD.

      IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.


                             LILLY INDUSTRIES, INC.


                                          By:
                                             John C. Elbin, Chief Financial
                                             Officer and Secretary





Page 2 of a Note containing Two Pages dated October 24, 1997 from LILLY INDUSTRIES, INC. to NBD BANK, N.A.


Page 2 of a Note containing Two Pages dated October 24, 1997 from LILLY INDUSTRIES, INC. to NBD BANK, N.A.

                 SCHEDULE OF ADVANCES UNDER CASH MANAGEMENT LINE
                            AND PAYMENTS OF PRINCIPAL



BORROWER:                  LILLY INDUSTRIES, INC.

NOTE DATED:                OCTOBER 24, 1997


               Principal                     Maturity
               Amount           Type        of Interest       Amount of              Unpaid
Date         of Advance     of Advance       Period        Principal Repaid          Balance       Maturity
----         ----------     ----------       ------        ----------------          -------       --------













Page 3 of a Note containing Two Pages dated October 24, 1997 from LILLY INDUSTRIES, INC. to NBD BANK, N.A.

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE



To:      The Lenders Parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of October , 1997 (as amended, modified, renewed or extended from time to time, the "Agreement") among Lilly Industries, Inc. (the "Borrower"), the Lenders party thereto and NBD Bank, N.A., as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.       I am the duly elected Chief Financial Officer of Borrower;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

         4. Schedule I attached hereto sets forth financial data and computations evidencing Borrower's compliance with certain covenants of the Agreement, all of which data (in all material respects) and such computations are true, complete and correct;

         5. Schedule II attached hereto sets forth the determination of the Applicable Commitment Fee and the Applicable Margin to be effective on the Fifth
(5th) Business Day following the delivery hereof;

         6. Schedule III attached hereto sets forth the various reports and deliveries which are required under the Credit Agreement and the other Loan Documents and the status of compliance; and

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:






         The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of , .


                             LILLY INDUSTRIES, INC.


                                                     By:

                                                     Its:

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                        Compliance as of _________, with
                          Provisions of      and of
                                  the Agreement

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                 Determination of the Applicable Commitment Fee
                            and the Applicable Margin

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                             Reports and Deliveries

                                                                       EXHIBIT D

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION


To NBD Bank, N.A.
 as Agent (the "Agent") under the Credit Agreement
 Described Below.

Re: Credit Agreement, dated October 24, 1997 (as the same may be amended or modified, the "Credit Agreement"), among Lilly Industries, Inc. (the "Borrower"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 11.12 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.4.1 of the Credit Agreement.

Facility Identification Number(s):

Customer/Account Name

Transfer Funds To



For Account No.

Reference/Attention To

Authorized Officer (Customer Representative)                  Date



(Please Print)                                                Signature

Bank Officer Name                                             Date


(Please Print)                                                Signature


    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                                                       EXHIBIT E

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between
(the
"Assignor") and               (the "Assignee") is dated as of               ,  .
The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit I attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 10.4 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (a) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder, and
(b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (a) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Eurodollar Loans assigned to the Assignee hereunder, and (b) with respect to each ABR Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (i) on the last day of the Interest Period therefor, or (ii) on such earlier date agreed to by the Assignor and the Assignee, or (iii) on the date on which any such ABR Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (i), (ii) or (iii) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such ABR Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such ABR Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such ABR Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to, but not including, the Payment Date is not paid by Borrower with respect to any ABR Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such ABR Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any ABR Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such ABR Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such ABR Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (y) any principal payments received from the Agent with respect to ABR Loans prior to the Payment Date, and
(z) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Eurodollar Loans or fees, or the Payment Date, in the case of ABR Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

         5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or [commitment] fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of ABR Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (a) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder, and (b) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was of 1% less than the interest rate paid by Borrower or if the commitment fee was of 1% less than the commitment fee paid by Borrower, as applicable.

In addition, the Assignee agrees to pay % of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

         6.       REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE
ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collect ability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of Borrower or any guarantor, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of Borrower or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the Property, books or records of Borrower, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans, or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (f) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [(g) confirms that it is an Eligible Transferee,]* [and (h) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**

*to be inserted if required by the Credit Agreement.
**to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys'

fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 10.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained, and (b) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

         10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced aggregate Commitment.

         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Indiana.

         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                                     "ASSIGNOR"





                                                     By:

                                                     Title:

                                                     "ASSIGNEE"





                                                     By:

                                                     Title:

                                                    SCHEDULE 1
                                              to Assignment Agreement

1.       Description and Date of Credit Agreement:

2.       Date of Assignment Agreement:               , 19

3.       Amounts (As of date of Item 2 above):

                                                          Revolving Credit Loans
         a.       Total of Commitments
                  (Loans)* under
                  Credit Agreement                            $

         b.       Assignee's Percentage
                  of each Facility purchased
                  under the Assignment
                  Agreement**                                         %

         c.       Amount of Assigned Share in
                  each Facility purchased under
                  the Assignment
                  Agreement                                   $

4.       Assignee's Aggregate (Loan
         Amount)**  Commitment Amount
          Purchased Hereunder:                                $

5.       Proposed Effective Date:


Accepted and Agreed:

[NAME OF ASSIGNOR]                                   [NAME OF ASSIGNEE]

By:                                                  By:

Title:                                               Title:




* If a Commitment has been terminated, insert outstanding Loans in place of Commitment

**       Percentage taken to 10 decimal places

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                    EXHIBIT I
                             to Assignment Agreement

                                     NOTICE
                                  OF ASSIGNMENT

                                                                         , 19

To:               [NAME OF BORROWER]*




                  [NAME OF AGENT]




From:    [NAME OF ASSIGNOR] (the "Assignor")

         [NAME OF ASSIGNEE] (the "Assignee")


         1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. This Notice of Assignment (this "Notice") is given and delivered to ****[Borrower and]**** the Agent pursuant to Section 10.3.2 of the Credit Agreement.

         3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of , 19 (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 10.3.1 and 10.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

*To be included  only if consent  must be  obtained  from  Borrower  pursuant to
Section 10.3.1 of the Credit Agreement.

         4. The Assignor and the Assignee hereby give to Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee.
 At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

         5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 10.3.2 of the Credit Agreement.

         6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from Borrower upon its receipt of a new Note in the appropriate amount.

         7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

         8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

         9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                                     NAME OF ASSIGNEE

By:                                                  By:

Title:                                               Title:

ACKNOWLEDGED [AND CONSENTED TO]            ACKNOWLEDGED [AND CONSENTED TO]
 BY [NAME OF AGENT]                        BY [NAME OF BORROWER]

By:                                        By:

Title:                                     Title:



                 [Attach photocopy of Schedule 1 to Assignment]